UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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PARADIGM HOLDINGS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PARADIGM HOLDINGS, INC.

Dear Shareholder:

You are cordially invited to attend the 2006 Annual Meeting of Shareholders of Paradigm Holdings, Inc. The annual meeting will be held at 9715 Key West Avenue, Kennedy Room, Rockville, Maryland 20850, on August 3, 2006, beginning at 9:30 a.m., Eastern Daylight Savings Time.

Your vote is important and I urge you to vote your shares by proxy, whether or not you plan to attend the meeting. After you read this proxy statement, please indicate on the proxy card the manner in which you want to have your shares voted. Then date, sign and mail the proxy card in the postage-paid envelope that is provided. If you sign and return your proxy card without indicating your choices, it will be understood that you wish to have your shares voted in accordance with the recommendations of Paradigm Holdings’ Board of Directors.

On behalf of your Board of Directors, thank you for your continued support and interest in Paradigm Holdings, Inc. We hope to see you at the meeting.

Sincerely, /s/ Raymond A. Huger Raymond A. Huger Chief Executive Officer and Chairman of the Board June 27, 2006

PARADIGM HOLDINGS, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO
BE HELD ON AUGUST 3, 2006

NOTICE IS HEREBY GIVEN that an Annual Meeting of Stockholders (the “Annual Meeting”) of Paradigm Holdings, Inc. (“Paradigm” or the “Company”) will be held at the 9715 Key West Avenue, Kennedy Room, Rockville, Maryland 20850, on August 3, 2006, beginning at 9:30 a.m., Eastern Daylight Savings Time, for the following purposes:

1.	To elect five directors to hold office until the next annual meeting of stockholders (Item No. 1 on proxy card);

2.	To approve the Company’s 2006 Stock Option Plan (Item No. 2 on the proxy card); and

4.	To consider such other business as may properly come before the meeting or any postponements or adjournments thereof.

The Board of Directors has fixed the close of business on June 26, 2006, as the record date for determining the shareholders entitled to notice of and to vote at the Annual Meeting or at any adjournment thereof. A complete list of the shareholders entitled to vote at the Annual Meeting will be open for examination by any shareholder during ordinary business hours for a period of ten days prior to the Annual Meeting at 9715 Key West Avenue, 3rd Floor, Rockville, Maryland 20850.

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSALS.

IMPORTANT

You are cordially invited to attend the Annual Meeting in person. In order to ensure your representation at the meeting, however, please promptly complete, date, sign and return the enclosed proxy in the accompanying envelope. If you should decide to attend the Annual Meeting and vote your shares in person, you may revoke your proxy at that time.

PLEASE NOTE THAT ATTENDANCE AT THE MEETING WILL BE LIMITED TO STOCKHOLDERS OF PARADIGM HOLDINGS, INC. AS OF THE RECORD DATE (OR THEIR AUTHORIZED REPRESENTATIVES) HOLDING ADMISSION TICKETS OR OTHER EVIDENCE OF OWNERSHIP. THE ADMISSION TICKET IS DETACHABLE FROM YOUR PROXY CARD. IF YOUR SHARES ARE HELD BY A BANK OR BROKER, PLEASE BRING TO THE MEETING YOUR BANK OR BROKER STATEMENT EVIDENCING YOUR BENEFICIAL OWNERSHIP OF PARADIGM STOCK TO GAIN ADMISSION TO THE MEETING.

BY ORDER OF THE BOARD OF DIRECTORS

June 27, 2006	/s/ Raymond A. Huger
Rockville, Maryland	Chief Executive Officer and Chairman of the Board

Proxy Statement for
Annual Meeting of Stockholders of
PARADIGM HOLDINGS, INC.
To Be Held on August 3, 2006

TABLE OF CONTENTS

Page

ABOUT THE MEETING	1
PROPOSAL ONE - ELECTION OF DIRECTORS	3
PROPOSAL TWO - APPROVAL OF THE PARADIGM 2006 STOCK INCENTIVE PLAN	5
GENERAL DESCRIPTION	6
CERTAIN FEDERAL TAX CONSEQUENCES	11
NEW PLAN BENEFITS	13
VOTE REQUIRED	13
DESCRIPTION OF SECURITIES	14
EXECUTIVE COMPENSATION	14
COMPENSATION COMMITTEE REPORT TO STOCKHOLDERS	19
REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION	19
REPORT OF THE AUDIT COMMITTEE	20
PRINCIPAL HOLDERS OF VOTING SECURITIES	21
AUDITORS	22
OTHER MATTERS TO BE ACTED UPON AT THE ANNUAL MEETING OF STOCKHOLDERS	23
ADDITIONAL INFORMATION	23
APPENDIX A	A-1
STOCK OPTION / MANAGEMENT INCENTIVE PLAN OF PARADIGM HOLDINGS, INC.	A-3

i

PARADIGM HOLDINGS, INC.

PROXY STATEMENT

This proxy statement contains information related to the Annual Meeting of Paradigm Holdings, Inc., a Wyoming corporation, to be held at 9715 Key West Avenue, Kennedy Room, Rockville, Maryland 20850, on August 3, 2006, beginning at 9:30 a.m., Eastern Daylight Savings Time, and at any postponements or adjournments thereof, for the purposes set forth herein. This proxy statement, the enclosed proxy and a copy of Paradigm’s Annual Report to Stockholders on Form 10-K for the fiscal year ended December 31, 2005 and Quarterly Report on Form 10-Q for the three months ended March 31, 2006, are first being mailed on or about July 5, 2006, to all stockholders entitled to vote. Paradigm is making this proxy solicitation.

ABOUT THE MEETING

What is the purpose of the annual meeting?

At Paradigm’s annual meeting, shareholders will act upon the matters outlined in the notice of meeting on the cover page of this proxy statement, which relates to the election of directors and the ratification of Paradigm’s 2006 Stock Incentive Plan.

Who is entitled to vote?

Only shareholders of record on the close of business on the record date, June 26, 2006, are entitled to receive notice of the annual meeting and to vote the shares of common stock that they held on that date at the meeting, or any postponements or adjournments of the meeting. As of that date, the Company had outstanding 20,503,486 shares of common stock, $0.01 par value per share. Shareholders of record as of the close of business on June 26, 2006 are entitled to one vote for each share of common stock held.

Who can attend the annual meeting?

All shareholders as of the record date, or their duly appointed proxies, may attend the annual meeting. Seating, however, is limited. Admission to the meeting will be on a first-come, first-serve basis. Registration will begin at 8:30 a.m., and seating will begin at 9:15 a.m. Each shareholder may be asked to present valid picture identification, such as a driver’s license or passport. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

Please note that if you hold your shares in “street name”(that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date and check in at the registration desk at the meeting.

What constitutes a quorum?

The presence in person or by proxy of holders of a majority of the shares of common stock outstanding on the record date will constitute a quorum for the transaction of business at the Annual Meeting or any adjournment thereof.

How do I vote?

If you complete and properly sign the accompanying proxy card and return it to Paradigm, then it will be voted as you direct. If you are a registered shareholder and attend the meeting, then you may deliver your completed proxy card in person or vote by ballot at the meeting. “Street name” shareholders who wish to vote at the meeting will need to obtain a proxy form from the institution that holds their shares.

What if I do not specify how my shares are to be voted?

If you submit a proxy but do not indicate any voting instructions, then your shares will be voted in accordance with the Board’s recommendations.

Can I change my vote after I return my proxy card?

Yes. Even after you have submitted your proxy card, you may change your vote at any time before the proxy is exercised by filing with the Secretary of Paradigm either a notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

What are the Board’s recommendations?

Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendation of the Board of Directors. The Board’s recommendation is set forth together with the description of such item in this proxy statement. In summary, the Board recommends a vote:

•	For the election of the nominated slate of directors (see page 3);

•	For the approval of the Paradigm 2006 Stock Incentive Plan (see page 5).

With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion.

What vote is required to approve each item?

Election of Directors. The affirmative vote of a plurality of the votes cast at the meeting is required for the election of directors. This means that the five nominees will be elected if they receive more affirmative votes than any other person. A properly executed proxy marked “Withheld” with respect to the election of any director will not be voted with respect to such director indicated, although it will be counted for purposes of determining whether there is a quorum.

Approval of the Paradigm 2006 Stock Incentive Plan. Approval of the Paradigm 2006 Stock Incentive Plan will require the affirmative vote of the holders of a majority of the shares of the Company’s common stock present in person or represented by proxy at the meeting voting on the proposal.

If you hold your shares in “street name” through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval. Shares represented by such “broker non-votes,” however, will be counted in determining whether there is a quorum.

PROPOSAL ONE - ELECTION OF DIRECTORS

Directors Standing for Election

The Board of Directors of Paradigm consists of seven seats. Each director holds office until the first annual meeting of shareholders following their election or appointment and until their successors have been duly elected and qualified.

The Board of Directors has nominated Raymond A. Huger, Francis X. Ryan, John A. Moore, Edwin M. Avery and Peter B. LaMontagne for election as directors. The accompanying proxy will be voted for the election of these nominees, unless authority to vote for one or more nominees is withheld. In the event that any of the nominees is unable or unwilling to serve as a director for any reason, the proxy will be voted for the election of any substitute nominee designated by the Board of Directors. The nominees for directors, except for Peter B. LaMontagne, have previously served as members of the Board of Directors of Paradigm. All of the nominees have consented to serve such term.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE”FOR”THE ELECTION OF EACH OF THE NOMINEES

Information Regarding Directors

Directors - Present Term Expires at the Annual Meeting

The following is information concerning nominees for election proposed by the Board of Directors. None of the nominees are adverse parties in any legal proceedings involving Paradigm.

Raymond A. Huger, 59, has more than 30 years of experience in business management, information technology, and sales/marketing and technical support services. He established Paradigm Solutions Corporation (“PSC”) in 1991 following a very successful 25-year career with IBM, beginning as a Field Engineer and holding a variety of challenging technical support, sales/marketing and executive management positions. Prior to his early retirement from IBM, he was a Regional Manager, responsible for the successful operations of several IBM Branch offices that generated over $500 million dollars in annual revenue. His experience and understanding of technology allowed him to develop solid business value propositions for PSC and its Paradigm Solutions International division. Mr. Huger has a Bachelor’s Degree (BA) from Bernard Baruch College and a Master’s Degree (MBA) from Fordham University.

Francis X. Ryan, 55, has over twenty-five years experience in managing private and public companies at the Executive level. Currently he is President of F. X. Ryan & Assoc. Management Consulting firm specializing in turnarounds, workouts, crisis management, strategic planning, and working capital management. He has extensive experience in business process redesign. Prior to joining the Company’s board, Mr. Ryan was the Central Command Special Operations Officer for Operation Enduring Freedom. Mr. Ryan has also been assigned to SOCCENT and served in Afghanistan. Mr. Ryan is a highly regarded expert speaker in the fields of Corporate Governance and Sarbanes-Oxley regulations. Mr. Ryan has held positions as Chief Operating Officer and Executive Vice President, and Chief Financial Officer for manufacturers and high technology companies. Mr. Ryan currently serves as a board member for the following organizations: Spectrum Holdings, Inc. (also Chairman, Audit Committee); St. Agnes Hospital (also Chairman, Audit Committee), Baltimore, MD; Good Shepherd Center, Baltimore, MD, and Fawn Industries. Mr. Ryan received his MBA in Finance, from the University of Maryland, and holds a B.S. in Economics from Mt. St. Mary’s College, where he graduated summa cum laude. Mr. Ryan also holds a CPA from the State of Pennsylvania.

John A. Moore, 54, has more than 30 years experience in private and public company management for information technology firms. He is the former Executive Vice President and CFO of ManTech International and was directly involved in taking ManTech public in 2002 as well as facilitating a secondary offering. Mr. Moore has extensive experience in strategic planning, corporate compliance, proposal preparation and pricing and SEC reporting. He has a deep knowledge of federal government contracting and financial management. Mr. Moore has served on the Boards of Directors for ManTech International (MANT) and GSE Systems Inc. (GVP). Mr. Moore is a current member of the Board of Spectrum Holdings, Inc., Global Secure Corporation and a member of the Board of Visitors for the University of Maryland’s Smith School. Mr. Moore has an MBA from the University of Maryland and a B.S. in accounting from LaSalle University.

Edwin Mac Avery, 58, has 30 years of diverse experience in leading organizations through every lifecycle phase: from start-up to change and revitalization, to turnaround and accelerated growth. His background includes expertise in business development, finance, capital management and regulatory issues. As the Managing Partner of Avery and Company, a client services firm specializing in project design, management, funding and mergers and acquisitions in the energy and technology sectors, he directed minerals leasing of over 50,000 acres of land in seven western states. Mr. Avery initiated or participated in oil and gas operations in six states with over 50 wells drilled. He also represented US energy companies, from small area operators to majors, in over $40 million of divestitures, and mergers and acquisitions activities. Mr. Avery has served as a corporate member on the Boards of Directors of the following corporations: TangibleData Inc., Duplication Technology Inc., Horizon Petroleum Corporation, Pioneer Resources, Inc. and Lincoln Investment Corporation.

Peter B. LaMontagne, 39, has over 17 years of National Security and technology solutions experience in the federal and commercial marketplaces, most recently as the Senior Corporate Vice President of Information Assurance and Secure Systems for ManTech International, an information technology provider with annual revenues of approximately $1 billion.  While at ManTech, Mr. LaMontagne played a lead role in strategic planning, acquisitions, and execution of the growth strategy, including supporting the IPO and follow-on offering in 2002.  He also served as a U.S. Foreign Service Officer, specializing in East Asian political and economic affairs.  He was posted at the U.S. Embassy in Beijing, China from 1993 to 1996. Mr. LaMontagne graduated magna cum laude from Bowdoin College in Brunswick, Maine where he majored in Government/Legal Studies and Classics.

Election of Directors and Officers

Directors are elected at each annual meeting of stockholders and hold office until the next succeeding annual meeting and the election and qualification of their respective successors. Officers are elected annually by the Board of Directors and hold office at the discretion of the Board of Directors. Paradigm’s bylaws permit the Board of Directors to fill any vacancy and such director may serve until the next annual meeting of shareholders and the due election and qualification of his/her successor.

Meetings of the Board of Directors

During the year ended December 31, 2005, Paradigm held five directors’ meetings and each incumbent director attended more than seventy-five percent of the total of meetings of the Board of Directors and the Committees of which he is a member. The Board of Directors also acted two times by unanimous written consent.

Committees of the Board of Directors

Paradigm’s Board of Directors has an Audit Committee, Compensation Committee and a Governance and Nominating Committee.

Audit Committee. The Audit Committee is responsible for nominating Paradigm’s independent accountants for approval by the Board of Directors, reviewing the scope, results and costs of the audit with Paradigm’s independent accountants, and reviewing the financial statements, audit practices and internal controls of Paradigm. During 2005, members of the Audit Committee were non-employee directors Francis X. Ryan, John A. Moore and Edwin M. Avery. During 2005, the Audit Committee held six meetings. Francis X. Ryan serves as the Company’s audit committee financial expert. In addition, the Chairman of the Audit Committee met with employees of the Company and visited the Company’s facilities four times during 2005.

Compensation Committee. The Compensation Committee is responsible for (1) overseeing the Company’s compensation plans; (2) reviewing and approving the compensation of the Company’s executive officers; (3) administering the stock option / incentive based plans; (4) formally reviewing and evaluating the performance of the Chief Executive Officer; (5) developing, implementing and administering the Company’s succession planning process; and (6) preparing any report on executive compensation required by the rules and regulations of the Securities and Exchange Commission. During 2005, members of the Compensation Committee were non-employee directors Francis X. Ryan, John A. Moore and Edwin M. Avery. The Compensation Committee met once during 2005.

Governance and Nominating Committee. The Governance and Nominating Committee is responsible for identifying and recommending individuals to the Board for nomination as members of the Board and its Committees and developing and recommending to the Board of Directors a set of governance principals applicable to the Company. During 2005, members of the Governance and Nominating Committee were non-employee directors Francis X. Ryan, John A. Moore and Edwin M. Avery. During 2005, the Governance and Nominating Committee conducted business as part of the general Board of Directors meetings.

Director Compensation

For the fiscal year ended December 31, 2005, non-employee directors received a fee of $1,500 per meeting of either the Board of Directors or its Committees and received reimbursement for out-of-pocket expenses incurred for attendance at those meetings. The Chairmen of the Audit and Compensation Committees each received an additional $500 fee per meeting of the Board of Directors that they attended.

In addition, Messrs. Ryan, Moore and Avery were each granted 40,000 non-qualified stock options to purchase Paradigm common stock on December 15, 2005 with immediate vesting and an exercise price of $1.70 per share. The term of the options is ten years from the date of grant.

Vote Required For Election of Nominees for Directors

Election of the nominees for director will require that the holders of at least a plurality of the shares of Common Stock present or represented at the meeting and entitled to vote thereon vote “FOR”.

PROPOSAL TWO - APPROVAL OF THE PARADIGM 2006 STOCK INCENTIVE PLAN

General Information

The Board has unanimously approved for submission to a vote of the stockholders a proposal to adopt the Paradigm Holdings, Inc. 2006 Stock Incentive Plan (the “2006 Plan”). The purposes of the 2006 Plan are to retain key employees, consultants and directors of the Company having experience and ability, to attract new employees, consultants and directors whose services are considered valuable, to encourage the sense of proprietorship and to stimulate the active interest of such persons in the development and financial success of Paradigm. The Board believes that the grant of options and other equity awards may become an increasingly important means to retain and compensate employees, consultants and directors. The Board’s approval of the Plan is subject to the approval of the Company’s stockholders. Stockholder approval of the Incentive Plan is desired, among other reasons, to ensure the tax deductibility by the Company of awards under the Plan for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”)

If approved by the stockholders, a total of 2,500,000 shares of Common Stock will be initially reserved for issuance under the 2006 Plan, subject to adjustment in the event of a stock split, stock or other extraordinary dividend, or other similar change in the Common Stock or capital structure of the Company. The shares of Common Stock reserved for issuance under the 2006 Plan are in addition to approximately 2,549,000 shares of Common Stock which have been reserved for issuance related to standalone stock options that were granted by Paradigm to employees and directors on December 15, 2005 and May 15, 2006.

A general description of the principal terms of the 2006 Plan as proposed is set forth below. This description is qualified in its entirety by the terms of the 2006 Plan, a copy of which is attached to this Proxy Statement as Appendix B and is incorporated herein by reference.

GENERAL DESCRIPTION

Purpose

The purpose of the Paradigm 2006 Stock Option Plan (this “Plan”), is to enable Paradigm and its Subsidiaries (collectively, the “Company”) to attract, retain and motivate its directors, officers and other senior management and technical personnel and to further align the interests of such persons with those of the stockholders of Paradigm by providing for or increasing the proprietary interest of such persons in Paradigm. For purposes of this Plan, the term “Subsidiary” shall mean any corporation in which Paradigm owns, directly or indirectly, stock possessing 50% or more of the total combined voting power of all classes of stock in such corporation or, where permissible under Section 409A of the Code, at least a 20% ownership interest.

Shares Reserved for Issuance under the 2006 Plan

If approved by the stockholders, the number of shares of Paradigm’s Common Stock, $.01 par value (“Shares”), initially reserved for issuance over the term of the Plan shall not exceed two and one-half million (2,500,000) shares. The number of Shares available for issuance under the Plan shall automatically increase on the first trading day of January each calendar year during the term of the Plan, beginning with calendar year 2007, by an amount equal to one and one-half percent (1.5%) of the total number of shares outstanding (including all outstanding classes of common stock) on the last trading day in December of the immediately preceding calendar year, but in no event shall any such annual increase exceed one million five hundred thousand (1,500,000) shares per year. The foregoing limitations shall be adjusted proportionately by the Administrator in connection with any change in the Company’s capitalization due to a stock split, stock dividend or similar event affecting the Common Stock of the Company and its determination shall be final, binding and conclusive. The Shares issued pursuant to this Plan may be Shares that previously were issued by Paradigm, including Shares purchased in the open market, or authorized but unissued Shares.

The aggregate number of Shares issuable under all Awards granted under this Plan during any calendar year to any one Eligible Person shall not exceed 1,000,000. Notwithstanding anything to the contrary in this Plan, the foregoing limitations shall be subject to adjustment in connection with any change in the Company’s capitalization due to a stock split, stock dividend or similar event affecting the Common Stock of the Company, but only to the extent that such adjustment will not affect the status of any Award intended to qualify as “performance-based compensation” under Code Section 162(m). The foregoing limitations shall not apply to the extent that they are no longer required in order for compensation in connection with grants under this Plan to be treated as “performance-based compensation” under Code Section 162(m). All Shares available for issuance under this Plan may be subject to Options which intend to qualify as Incentive Stock Options (“ISOs”) pursuant to Code Section 422. However, subject to adjustment pursuant to Section 10 and Section 11, the aggregate number of ISOs available for issuance shall not exceed 2,500,000.

The aggregate number of Shares issued under this Plan at any time shall equal only the number of Shares actually issued upon exercise or settlement of an Award and shall not include Shares subject to Awards that have been canceled, expired or forfeited or Shares subject to Awards that have been delivered to or retained by the Company in payment or satisfaction of the purchase price, exercise price or tax withholding obligation of an Award.

Administration

The 2006 Plan is administered, with respect to grants to employees, directors, officers, and consultants, by the plan administrator (the “Administrator”), defined as the Board or one or more committees designated by the Board. The 2006 Plan will be administered by the compensation committee. With respect to grants to officers and directors, the committee shall be constituted in such a manner as to satisfy applicable laws, including Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, and Section 162(m) of Code. Subject to applicable laws, the Administrator has the authority, in its discretion, to select employees and directors to whom awards may be granted from time to time, to determine whether and to what extent awards are granted, to determine the number of shares of the Company’s Common Stock or the amount of other consideration to be covered by each award, to approve award agreements for use under the 2006 Plan, to determine the terms and conditions of any award (including the vesting schedule applicable to the award), to amend the terms of any outstanding award granted under the Plan, to construe and interpret the terms of the 2006 Plan and awards granted, to establish additional terms, conditions, rules or procedures to accommodate the rules or laws of applicable non-U.S. jurisdictions and to take such other action not inconsistent with the terms of the 2006 Plan, as the Administrator deems appropriate.

Terms and Conditions of Awards

Awards under the Plan may include qualified stock options, also known as ISOs, nonqualified stock options, incentive bonus awards, incentive stock awards, including grants of restricted stock and restricted stock units.

Stock Options

The Administrator may grant both ISOs, which have certain tax advantages, and non-qualified stock options (“NQSOs”) under the 2006 Plan. Eligibility for ISOs is limited to employees of the Company and its subsidiaries. The exercise price for options cannot be less than the “fair market value” (as defined in the 2006 Plan) of the Common Stock on the date of grant; however, in the case of an ISO, the exercise price cannot be less than 110% if the recipient is a 10% stockholder. The latest expiration date cannot be later than the tenth (10th) anniversary of the date of grant (for an ISO, the 5th anniversary of the date of grant if the recipient is a 10% stockholder). The exercise price may be paid with cash or its equivalent, with previously acquired shares of Common Stock, or by other means approved by the Compensation Committee, including by means of a broker-assisted exercise.

The Administrator may grant options from time to time in its discretion or automatically upon the occurrence of certain specified events. Generally, subject to the limitations described above and otherwise in accordance with the terms of the 2006 Plan, the Administrator has the discretion to determine, either at the time the option is granted or subsequently, all of the terms and conditions that apply to an option, including:

•	The number of shares to be issued upon the exercise of each option;

•	The purchase price and the means of payment for the underlying shares of Common Stock;

•	The life (“term”) of the option;

•	Conditions on vesting and exerciseability of the option;

•	Restrictions on transferability of the option; and

•	Other terms and conditions that are not inconsistent with the 2006 Plan, as the Administrator may determine from time to time.

Incentive Bonus Awards

Incentive Bonus awards confer upon an employee the opportunity to earn a future payment tied to the level of achievement of one or more performance criteria established by the Administrator. The Company may payout Incentive Bonuses in either cash or Common Stock, and if paid in cash this does not affect the number of shares remaining available for issuance under the 2006 Plan. For each Incentive Bonus granted, the Administrator will provide an Incentive Bonus document, which will contain the terms and conditions of the Incentive Bonus. The Administrator has the discretion to determine:

•	The target and maximum amount payable to the participant as an Incentive Bonus;

•	The performance criteria (as defined in the 2006 Plan) and level of achievement versus these criteria that determines the amount of any payment;

•	The terms of the performance period as to which performance is measured;

•	The timing of any payments earned;

•	Restrictions on transfer or assignment;

•	Forfeiture provisions; and other terms and conditions that are not inconsistent with the 2006 Plan, as the Administrator may determine from time to time.

Incentive Stock Awards

Incentive Stock is an award or issuance of shares, the grant, retention, vesting and transferability of which are subject to the satisfaction of certain conditions which may include satisfying performance goals or remaining employed with the Company. Incentive Stock Awards may be made in the form of grants of restricted stock, restricted stock units or other equivalent full value awards. Restricted stock awards consist of shares of Common Stock that are transferred to the Participant subject to restrictions that may result in forfeiture if specified conditions are not satisfied. By contrast, restricted stock unit awards result in the transfer of shares of Common Stock to the participant only after specified conditions are satisfied. As a result, the holder of a restricted stock unit award is treated as a stockholder with respect to the award only when the shares of Common Stock are delivered in the future. The Administrator has the discretion to determine the specific provisions of a particular award, including:

•	The number of shares subject to an award and formula for determining such;

•	The purchase price of shares, if any, and the means of payment for the shares;

•	The performance criteria, if and, any, the level of satisfaction of those criteria that determines the number of shares granted;

•	Such other terms and conditions on the grant, issuance, vesting and/or forfeiture of the shares as the Administrator determines;

•	Restrictions on the transferability of shares; and

•	Other terms and conditions that are not inconsistent with the 2006 Plan, as the Administrator may determine from time to time.

The grant, issuance, retention and/or vesting of shares of Incentive Stock occur only at such time and in such installments, or under such criteria, as the Administrator establishes. In addition to the powers cited above, notwithstanding the satisfaction of any performance goals, the Administrator has the discretion to reduce the number of shares granted, issued, retainable and/or vested on account of financial or personal performance on the basis of such further considerations as the Administrator determines.

Special Provisions of Performance-Based Awards

The performance goals for certain Incentive Bonus and Incentive Stock Awards granted under the 2006 Plan that are intended to constitute “qualified performance-based compensation” for purposes of Section 162(m) of the Code will be based upon one or more of the following (any one of which may be measured, as specified by the Administrator, with respect to the Company as a whole or any one or more of its subsidiaries, either in absolute terms or as compared to another company or companies, and either annually or cumulatively over a period of years):

•	cash flow;

•	earnings per share (including earnings before interest, taxes and amortization);

•	stock price;

•	return on equity;

•	total stockholder return;

•	return on capital;

•	return on assets or net assets;

•	revenue;

•	income or net income;

•	operating income or net operating income;

•	operating profit or net operating profit;

•	operating margin or profit margin;

•	return on operating revenue;

•	market share; and/or

•	contract win, renewal or extension.

The Administrator will determine whether the performance targets or goals that have been chosen for a particular performance award have been met and may provide in an award that any evaluation of performance may be subject to adjustment for certain extraordinary events or Awards that are designed to qualify as performance-based compensation may not be adjusted upward. However, the Administrator has the discretion to adjust these awards downward.

Deferral of Awards

Under the 2006 Plan, the Administrator may establish one or more programs under the 2006 Plan to permit selected Participants the opportunity to elect to defer receipt of compensation payable under an award. The Administrator also may establish under the 2006 Plan separate programs for the grant of particular forms of awards to one or more classes of grantees.

Termination of Awards

An award may not be exercised after the expiration of the term of such award or after the termination date of such award as set forth in the award agreement or otherwise as provided in the 2006 Plan.

Transferability of Awards

Unless otherwise provided by the Board of Directors, an award may not be assigned or transferred to anyone other than by will or the laws of descent and distribution and the award shall be exercisable only by the participant during his or her lifetime; provided, however, the award may be transferred under the following circumstances: (a) in the case of a transfer without the payment of any consideration, to any “family member” as such term is defined in Section 1(a)(5) of the General Instructions to Form S-8 under the 1933 Act as amended from time to time, or (b) in any transfer described in clause (ii) of Section 1(a)(5) of the General Instructions to Form S-8 under the 1933 Act as amended from time to time, provided that following any such transfer or assignment the award will remain subject to substantially the same terms applicable to the award while held by the participant, as modified as the Board of Directors shall determine appropriate, and as a condition to such transfer the transferee shall execute an agreement agreeing to be bound by such terms. Paradigm may cancel the participant’s award if the participant attempts to assign or transfer it in a manner inconsistent with the terms of the 2006 Plan.

Change in Capitalization

The awards granted under the 2006 Plan shall not affect in any way the right and power of Paradigm or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations, exchanges, or other changes in Paradigm’s capital structure or its business, or any merger or consolidation of Paradigm, or any issuance of its Common Stock or other securities or subscription rights thereto, or any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock or other securities of Paradigm or the rights thereof, or the dissolution or liquidation of Paradigm, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise. Further, except as expressly provided herein or by the Board of Directors, (a) the issuance by Paradigm of stock of any class of securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefore, or upon conversion of shares or obligations of Paradigm convertible into such shares or other securities, (b) the payment of a dividend in property other than Shares, or (c) the occurrence of any similar transaction, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by outstanding awards, the number of shares of Common Stock that have been authorized for issuance under the 2006 Plan, the exercise or purchase price of each outstanding award, the maximum number of shares of Common Stock that may be granted subject to awards to any participant in a calendar year, and the like, shall be proportionally adjusted by the Administrator in the event of (i) any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, stock dividend, combination or reclassification or similar event affecting the Common Stock of the Company, (ii) any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company or (iii) as the Administrator may determine in its discretion, any other transaction with respect to Common Stock including a corporate merger, consolidation, acquisition of property or stock, separation (including a spin-off or other distribution of stock or property), reorganization, liquidation (whether partial or complete), distribution of cash or other assets to stockholders other than a normal cash dividend, or any similar transaction; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Administrator and its determination shall be final, binding and conclusive.

Corporate Transaction

The Administrator has the authority to provide for the full or partial automatic vesting and exercisability for all of the shares at the time represented by the awards and the release from restrictions on transfer and repurchase or forfeiture rights of such awards, before or at the time of a Corporate Transaction (as defined in the 2006 Plan). Effective upon the consummation of a Corporate Transaction, all outstanding awards shall terminate. However, all such awards shall not terminate to the extent the contractual obligations represented by the awards are assumed by the successor entity.

The Administrator also may issue awards under the 2006 Plan in settlement, assumption or substitution for, outstanding awards or obligations to grant future awards in connection with the Company or a related entity acquiring another entity, an interest in another entity or an additional interest in a related entity whether by merger, stock purchase, asset purchase or other form of transaction.

Change in Control

The Administrator has the authority to provide for the full or partial automatic vesting and exercisability for all of the shares at the time represented by the awards and the release from restrictions on transfer and repurchase or forfeiture rights of such awards, before or at the time of a Change in Control (as defined in the 2006 Plan).

Amendment, Suspension or Termination of the 2006 Plan

The Board may at any time amend, suspend or terminate the 2006 Plan. The 2006 Plan will terminate ten years from the date of its approval by our stockholders, unless terminated earlier by the Board. To the extent necessary to comply with applicable provisions of federal securities laws, state corporate and securities laws, the Code, the rules of any applicable stock exchange or national market system, and the rules of any non-U.S. jurisdiction applicable to awards granted to residents therein, we shall obtain stockholder approval of any such amendment to the 2006 Plan in such a manner and to such a degree as is required.

CERTAIN FEDERAL TAX CONSEQUENCES

The following summary of the federal income tax consequences of the 2006 Plan and the awards granted thereunder is based upon federal income tax laws in effect on the date of this proxy statement. This summary does not purport to be complete, and does not discuss non-U.S., state or local tax consequences or additional guidance that is expected to be issued by the Treasury Department under Section 409A of the Code.

Nonqualified Stock Options

The grant of a nonqualified stock option under the 2006 Plan will not result in any federal income tax consequences to the optionholder or to the Company. Upon exercise of a nonqualified stock option, the optionholder is subject to income taxes at the rate applicable to ordinary compensation income on the difference between the option exercise price and the fair market value of the shares on the date of exercise. This income is subject to withholding for federal income and employment tax purposes. The Company is entitled to an income tax deduction in the amount of the income recognized by the optionholder, subject to possible limitations imposed by Section 162(m) of the Code and so long as the Company withholds the appropriate taxes with respect to such income (if required) and the optionholder’s total compensation is deemed reasonable in amount. Any gain or loss on the optionholder’s subsequent disposition of the shares of Common Stock will receive long or short-term capital gain or loss treatment, depending on whether the shares are held for more than one year following exercise. The Company does not receive a tax deduction for any such gain.

In the event a nonqualified stock option is amended, such option may be considered deferred compensation and subject to the rules of new Section 409A of the Code, which provide rules regarding the timing of payment of deferred compensation. An option subject to Section 409A of the Code which fails to comply with the rules of Section 409A, can result in an additional 20% tax obligation, plus penalties and interest.

Incentive Stock Options

The grant of an incentive stock option under the 2006 Plan will not result in any federal income tax consequences to the optionholder or to the Company. An optionholder recognizes no federal taxable income upon exercising an incentive stock option (subject to the alternative minimum tax rules discussed below), and the Company receives no deduction at the time of exercise. In the event of a disposition of stock acquired upon exercise of an incentive stock option, the tax consequences depend upon how long the optionholder has held the shares of Common Stock. If the optionholder does not dispose of the shares within two years after the incentive stock option was granted, nor within one year after the incentive stock option was exercised, the optionholder will recognize a long-term capital gain (or loss) equal to the difference between the sale price of the shares and the exercise price. The Company is not entitled to any deduction under these circumstances.

If the optionholder fails to satisfy either of the foregoing holding periods, he or she must recognize ordinary income in the year of the disposition (referred to as a “disqualifying disposition”). The amount of such ordinary income generally is the lesser of (i) the difference between the amount realized on the disposition and the exercise price or (ii) the difference between the fair market value of the stock on the exercise date and the exercise price. Any gain in excess of the amount taxed as ordinary income will be treated as a long or short-term capital gain, depending on whether the stock was held for more than one year. The Company, in the year of the disqualifying disposition, is entitled to a deduction equal to the amount of ordinary income recognized by the optionholder, subject to possible limitations imposed by Section 162(m) of the Code and so long as the optionholder’s total compensation is deemed reasonable in amount.

The “spread” under an incentive stock option — i.e., the difference between the fair market value of the shares at exercise and the exercise price — is classified as an item of adjustment in the year of exercise for purposes of the alternative minimum tax. If an optionholder’s alternative minimum tax liability exceeds such optionholder’s regular income tax liability, the optionholder will owe the larger amount of taxes. In order to avoid the application of alternative minimum tax with respect to incentive stock options, the optionholder must sell the shares within the same calendar year in which the incentive stock options are exercised. However, such a sale of shares within the same year of exercise will constitute a disqualifying disposition, as described above.

In the event an incentive stock option is amended, such option may be considered deferred compensation and subject to the rules of new Section 409A of the Code. An option subject to Section 409A of the Code which fails to comply with the rules of Section 409A, can result in an additional 20% tax obligation, plus penalties and interest. In addition, the amendment of an incentive stock option may convert the option from an incentive stock option to a nonqualified stock option.

Incentive Bonus Awards

In most cases, a Participant will not recognize taxable income upon the grant of Incentive Bonus Awards. Subsequently, when the conditions and requirements for the grants have been satisfied and the payment determined, any cash received and the fair market value of any Common Stock received will constitute ordinary income to the Participant. The Company also is entitled to a deduction equal to the amount of ordinary income recognized by the Participant, subject to possible limitations imposed by Section 162(m) of the Code and so long as the Participant’s total compensation is deemed reasonable in amount.

Incentive Bonus Awards also can be considered non-qualified deferred compensation and subject to the new Section 409A of the Code. A grant of an Incentive Bonus Award that does not meet the requirements of Code Section 409A will result in an additional 20% tax obligation, plus penalties and interest to such recipient.

Incentive Stock Awards

The grant of restricted stock will subject the recipient to ordinary compensation income on the difference between the amount paid for such stock and the fair market value of the shares on the date that the restrictions lapse. This income is subject to withholding for federal income and employment tax purposes. The Company is entitled to an income tax deduction in the amount of the ordinary income recognized by the recipient, subject to possible limitations imposed by Section 162(m) of the Code and so long as the Company withholds the appropriate taxes with respect to such income (if required) and the recipient’s total compensation is deemed reasonable in amount. Any gain or loss on the recipient’s subsequent disposition of the shares will receive long or short-term capital gain or loss treatment depending on how long the stock has been held since the restrictions lapsed. The Company does not receive a tax deduction for any such gain.

Recipients of restricted stock may make an election under Section 83(b) of the Code (“Section 83(b) Election”) to recognize as ordinary compensation income in the year that such restricted stock is granted, the amount equal to the spread between the amount paid for such stock and the fair market value on the date of the issuance of the stock. If such an election is made, the recipient recognizes no further amounts of compensation income upon the lapse of any restrictions and any gain or loss on subsequent disposition will be long or short-term capital gain to the recipient. The Section 83(b) Election must be made within thirty days from the time the restricted stock is issued.

Recipients of restricted stock units generally should not recognize income until such units are converted into cash or shares of stock. Upon conversion, the recipient will normally recognize taxable ordinary income for federal income tax purposes equal to the amount of cash and fair market value of the shares, if any, received upon such conversion. Recipients who are employees will be subject to withholding for federal income and employment tax purposes with respect to income recognized upon conversion of the restricted stock units. Participants will recognize gain upon the disposition of any shares received upon conversion of the restricted stock units equal to the excess of (i) the amount realized on such disposition over (ii) the ordinary income recognized with respect to such shares under the principles set forth above. That gain will be taxable as long or short-term capital gain depending on whether the shares were held for more than one year. The Company will be entitled to a tax deduction to the extent and in the year that ordinary income is recognized by the recipient, subject to possible limitations imposed by Section 162(m) of the Code and so long as the Company withholds the appropriate taxes with respect to such income (if required) and the recipient’s total compensation is deemed reasonable in amount.

Restricted stock units also can be considered non-qualified deferred compensation and subject to the new Section 409A of the Code. A grant of restricted stock units that does not meet the requirements of Code Section 409A will result in an additional 20% tax obligation, plus penalties and interest to such recipient.

NEW PLAN BENEFITS

As of the date of this Proxy Statement, no executive officer, employee or director, and no associate of any executive officer or director, has been granted any options under the 2006 Plan. The benefits to be received by the Company’s directors, executive officers and employees pursuant to the 2006 Plan are not determinable at this time.

VOTE REQUIRED

The affirmative vote of holders of a majority of the voting power of the shares of Common Stock, present in person or represented by proxy and entitled to vote at the Annual Meeting is required to approve the 2006 Plan. If the stockholders do not approve the 2006 Plan, it will not be implemented, but the Company reserves the right to adopt such other compensation plans and programs as it deems appropriate and in the best interests of the Company and its stockholders.

Recommendation of the Board of Directors

Our Board of Directors unanimously recommends a vote “ FOR“ the approval of the Paradigm 2006 Stock Incentive Plan.

DESCRIPTION OF SECURITIES

Common Stock

Our Articles of Incorporation authorize the issuance of 50,000,000 shares of common stock, $0.01 par value per share. As of June 26, 2006, 20,503,486 shares of Paradigm’s common stock were issued and outstanding. The following description is a summary of the capital stock of Paradigm and contains the material terms of the capital stock. Additional information can be found in our Articles of Incorporation and Bylaws.

Each holder of our common stock is entitled to one vote per share of common stock outstanding in such holder’s name on our records on each matter submitted to a vote of our stockholders, except as otherwise required by law. Holders of our common stock do not have cumulative voting rights so that the holders of more than 50% of the combined shares of our common stock voting for the election of directors may elect all of the directors if they choose to do so and, in that event, the holders of the remaining shares of our common stock will not be able to elect any members to our board of directors. Holders of our common stock are entitled to equal dividends and distributions, per share, when, as and if declared by our board of directors from funds legally available. Holders of our common stock do not have preemptive rights to subscribe for any of our securities nor are any shares of our common stock redeemable or convertible into any of our other securities. If we liquidate, dissolve or wind up our business or affairs, our assets will be divided up pro-rata on a share-for-share basis among the holders of our common stock after creditors and preferred shareholders, if any, are paid.

Options

As of June 26, 2006, the Company had 2.5 million options outstanding. Of the options outstanding, 2.0 million options were vested as of December 15, 2005, have an exercise price equal to $1.70 per share, and expire on December 14, 2015. The remaining 0.5 million options will vest one-third on each anniversary of the grant date of May 15, 2006 and have an exercise price of $2.50 per share with an expiration date of May 14, 2016.

EXECUTIVE COMPENSATION

The following table shows all the cash compensation paid by the Company, as well as certain other compensation paid or accrued, during the fiscal years ended December 31, 2005, 2004 and 2003 to the Company’s named executive officers. No restricted stock awards, long-term incentive plan payouts or other types of compensation, other than the compensation identified in the chart below, were paid to these executive officers during these fiscal years.

SUMMARY COMPENSATION TABLE

		Annual Compensation				Long-Term Compensation
		Year	Salary	Bonus	(1) Other Annual Compensation	Restricted Stock Awarded	Option #/* SARs (#)	LTIP Payouts ($)	All Other Compensation

Raymond Huger	Chief Executive Officer	2005	$430,907	$20,188	$17,185	--	--	--	--
	and Chairman of the Board	2004	$384,243	$231,679	--	--	--	--	--
	of Directors	2003	$404,641	$405,476	--	--	--	--	--

Frank Jakovac(2)	Former President,	2005	$396,465	$17,813	$6,204	--	800,000	--	--
	Chief Operating Officer	2004	$181,365	$70,417	--	--	--	--	--
	and Director	2003	$--	$--	--	--	--	--	--

Rich Sawchak(3)	Vice President,	2005	$51,503	$--	--	--	200,000	--	--
	Chief Financial Officer	2004	$--	$--	--	--	--	--	--
		2003	$--	$--	--	--	--	--	--

Lori Ermi (4)	Former Vice President,	2005	$156,734	$--	--	--	75,000	--	--
	Chief Administration	2004	$13,361	$--	--	--	--	--	--
	Officer	2003	$--	$--	--	--	--	--	--

Mark Serway(5)	Former Senior Vice President,	2005	$362,868	$39,250	$4,913	--	--	--	--
	Chief Financial Officer	2004	$196,150	$39,700	--	--	--	--	--
	and Director	2003	$43,578	$5,600	--	--	--	--	--

Harry M. Kaneshiro	Executive Vice President,	2005	$349,947	$16,625	$14,527	--	100,000	--	--
	Paradigm Solutions Corp.	2004	$403,367	$181,995	--	--	--	--	--
		2003	$500,913	$309,589	--	--	--	--	--

Samar Ghadry(6)	Former Senior Vice President,	2005	$328,077	$40,500	$10,723	--	--	--	--
	Paradigm Solutions Corp.	2004	$497,929	$104,693	--	--	--	--	--
		2003	$672,933	$136,802	--	--	--	--	--

(1)	Other annual compensation is primarily comprised of life insurance policy premiums.
(2)	Frank Jakovac was hired on May 11, 2004 and resigned from the Company effective April 28, 2006.
(3)	Richard Sawchak was hired on September 19, 2005
(4)	Lori Ermi was hired on November 9, 2004 and resigned from the Company effective June 2, 2006.
(5)	Mark Serway resigned from the Company effective August 15, 2005.
(6)	Samar Ghadry’s employment with PSC ended effective as of April 1, 2005.

Employment Agreements

Effective November 4, 2004, Raymond Huger and Paradigm Holdings entered into an Employment Agreement. Pursuant to the agreement, Mr. Huger serves as Chief Executive Officer. The agreement has a term of three years and is renewable for additional terms of one (1) year unless either party provides the other with notice at least ninety (90) days prior to the date the employment term would otherwise renew. Paradigm Holdings can terminate the agreement at any time on or after November 4, 2004, by providing at least thirty (30) days’ advance written notice to Mr. Huger. In the event that Paradigm Holdings terminates the agreement, other than in connection with a change of control of Paradigm Holdings and other than for cause, Paradigm Holdings shall, not withstanding such termination, in consideration for all the undertakings and covenants of Mr. Huger contained in the Employment Agreement, continue to pay Mr. Huger’s base salary and benefits for a period that is the greater of: (i) the remainder of the initial employment term or (ii) twelve (12) months from the date of termination. In addition, in the event Paradigm Holdings terminates the agreement, other than in connection with a change of control or for cause, any and all options granted to Mr. Huger will become automatically and immediately vested and exercisable. Under the agreement, Mr. Huger receives $395,200 in annual salary and is entitled to participate in any health insurance, accident insurance, hospitalization insurance, life insurance, pension, or any other similar plan or benefit provided by Paradigm Holdings to its executives or employees generally, including any stock option plan.

Effective November 4, 2004, Frank Jakovac and Paradigm Holdings entered into an Employment Agreement. Pursuant to the agreement, Mr. Jakovac served as Chief Operating Officer. The agreement has a term of three years and is renewable for additional terms of one (1) year unless either party provides the other with notice at least ninety (90) days prior to the date the employment term would otherwise renew. Paradigm Holdings can terminate the agreement at any time on or after November 4, 2004, by providing at least thirty (30) days’ advance written notice to Mr. Jakovac. In the event that Paradigm Holdings terminates the agreement, other than in connection with a change of control of Paradigm Holdings and other than for cause, Paradigm Holdings shall, not withstanding such termination, in consideration for all the undertakings and covenants of Mr. Jakovac contained in the Employment Agreement, continue to pay Mr. Jakovac’s base salary and benefits for a period that is the greater of: (i) the remainder of the initial employment term or (ii) twelve (12) months from the date of termination. In addition, in the event Paradigm Holdings terminates the agreement, other than in connection with a change of control or for cause, any and all options granted to Mr. Jakovac will become automatically and immediately vested and exercisable. Under the agreement, Mr. Jakovac receives $365,250 in annual salary and is entitled to participate in any health insurance, accident insurance, hospitalization insurance, life insurance, pension, or any other similar plan or benefit provided by Paradigm Holdings to its executives or employees generally, including any stock option plan.

Frank Jakovac resigned from the Company effective April 28, 2006.

Effective November 4, 2004, Mark Serway and Paradigm Holdings entered into an Employment Agreement. Pursuant to the agreement, Mr. Serway served as Chief Financial Officer. The agreement has a term of three years and is renewable for additional terms of one (1) year unless either party provides the other with notice at least ninety (90) days prior to the date the employment term would otherwise renew. Paradigm Holdings can terminate the agreement at any time on or after November 4, 2004, by providing at least thirty (30) days’ advance written notice to Mr. Serway. In the event that Paradigm Holdings terminates the agreement, other than in connection with a change of control of Paradigm Holdings and other than for cause, Paradigm Holdings shall, not withstanding such termination, in consideration for all the undertakings and covenants of Mr. Serway contained in the Employment Agreement, continue to pay Mr. Serway’s base salary and benefits for a period that is the greater of: (i) the remainder of the initial employment term or (ii) twelve (12) months from the date of termination. In addition, in the event Paradigm Holdings terminates the agreement, other than in connection with a change of control or for cause, any and all options granted to Mr. Serway will become automatically and immediately vested and exercisable. Under the agreement, Mr. Serway receives $315,175 in annual salary and is entitled to participate in any health insurance, accident insurance, hospitalization insurance, life insurance, pension, or any other similar plan or benefit provided by Paradigm Holdings to its executives or employees generally, including any stock option plan.

Mark Serway resigned from the Company effective August 15, 2005.

On September 28, 2005, Richard Sawchak and Paradigm Holdings entered into an Employment Agreement with an effective date of September 19, 2005. The agreement has a term of two years and is renewable for additional terms of one (1) year unless either party provides the other with notice at least ninety (90) days prior to the date the employment term would otherwise renew. Paradigm Holdings can terminate the agreement by providing at least thirty (30) days’ advance written notice to Mr. Sawchak. In the event that Paradigm Holdings terminates the agreement, other than in connection with a change of control of Paradigm Holdings and other than for cause, Paradigm Holdings is obligated to continue to pay Mr. Sawchak’s base salary and benefits for a period that is the greater of: (i) the remainder of the initial employment term or (ii) twelve (12) months from the date of termination. In addition, in the event Paradigm Holdings terminates the agreement, other than in connection with a change of control or for cause, any and all options granted to Mr. Sawchak will become automatically and immediately vested and exercisable. Under the agreement, Mr. Sawchak receives $200,000 in annual salary and is entitled to participate in any health insurance, accident insurance, hospitalization insurance, life insurance, pension, or any other similar plan or benefit provided by Paradigm Holdings to its executives or employees generally, including any stock option plan.

Effective April 1, 2005, Samar Ghadry and Paradigm Solutions Corporation, a wholly-owned subsidiary of Paradigm Holdings, entered into a Letter Agreement pursuant to which Ms. Ghadry and Paradigm Solutions Corporation agreed and acknowledged that Ms. Ghadry’s employment with Paradigm Solutions Corporation ended effective April 1, 2005. Pursuant to the terms of the Letter Agreement, Paradigm Solutions Corporation agreed to pay Ms. Ghadry severance pay in an amount equal to Ms. Ghadry’s base pay for nine months in accordance with Paradigm Solutions Corporation’s normal payroll practices. Paradigm Solutions Corporation agreed to pay Ms. Ghadry a bonus for the first quarter of 2005 equal to $20,250. In addition, Paradigm Holdings agreed to register 1,575,000 shares of commons stock owned by Ms. Ghadry in the accompanying registration statement. Further, Ms. Ghadry agreed that she will not, except with the prior written approval of Paradigm Holdings, engage in a disposition with respect to 100% of these shares until the earlier to occur of: (i) the date of the closing of a financing through the sale of debt or equity securities in which Paradigm Holdings receives in one or a series of transactions gross proceeds in an amount equal to at least $3 million or (ii) September 30, 2005. Ms. Ghadry also agreed that, when she is able to sell her shares of common stock, that she will not sell more than 2,000 shares in any single business day; however, in the event the average daily volume of the shares of Paradigm Holdings’ common stock exceeds 10,000 shares for a period of 5 consecutive business days, Ms. Ghadry may sell up to an aggregate of 4,000 shares per day, commencing on the first business day thereafter and continuing so long as the average 5-day daily volume continues to exceed 10,000 shares. Ms. Ghadry and Paradigm Holdings agreed that, to the extent allowed by law and with the express written approval of the President and Chief Operating Officer of Paradigm Holdings, Ms. Ghadry may sell her shares to a bona fide purchaser in a private placement provided such purchaser agrees to be subject to the terms of the Letter Agreement. Ms. Ghadry was not employed by Paradigm Solutions Corporation pursuant to a written employment agreement.

Options Granted in the Last Fiscal Year

The following table contains information regarding options granted during the year ended December 31, 2005 to the Company’s named executive officers.

OPTION/SAR GRANTS TABLE

						Potential Realized Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
Name	Title	No. of Securities Underlying Options/SARs Granted (#)	% Total Options/SARs Granted to Employees in year ended December 31, 2005 (%)	Exercise or Base Price ($ per Share)	Expiration Date	5% ($)	10%($)

Raymond Huger	Chief Executive Officer, and Chairman of the Board of Directors	--	--	--	--	--	--

Frank Jakovac(1)	Former President, Chief Operating Officer and Director	800,000	37.7%	$1.70	12/14/15	$855,297	$2,167,490

Richard Sawchak	Vice President, Chief Financial Officer	200,000	9.4%	$1.70	12/14/15	$213,824	$541,872

Lori Ermi(2)	Former Vice President, Chief Administration Officer	75,000	3.5%	$1.70	12/14/15	$80,184	$203,202

Mark Serway(3)	Former Senior Vice President, Chief Financial Officer and Director	--	--	--	--	--	--

Harry M. Kaneshiro	Executive Vice President Paradigm Solutions Corp.	100,000	4.7%	$1.70	12/14/15	$106,912	$270,936

Samar Ghadry(4)	Former Senior Vice President Paradigm Solutions Corp.	--	--	--	--	--	--

(1)	Frank Jakovac resigned from the Company effective April 28, 2006.
(2)	Lori Ermi resigned from the Company effective June 2, 2006.
(3)	Mark Serway resigned from the Company effective August 15, 2005.
(4)	Samar Ghadry’s employment with PSC ended effective as of April 1, 2005.

Aggregate Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End Options/SAR Values

The following table contains information regarding options exercised in the year ended December 31, 2005, and the number of shares of common stock underlying options held as of December 31, 2005, by the Company’s named executive officers.

				Number of Securities Underlying Unexercised Options/SARs at FY-End		Value of Unexercised In-the-Money Options/SARs at FY-End
Name	Title	Shares Acquired on Exercise ($)	Value Realized	($) Exercisable	Unexercisable	($) Exercisable	Unexercisable

Raymond Huger	Chief Executive Officer, and Chairman of the Board of Directors	--	--	--	--	--	--

Frank Jakovac(1)	Former President, Chief Operating Officer and Director	--	--	800,000	--	$160,000	--

Richard Sawchak	Vice President, Chief Financial Officer	--	--	200,000	--	$40,000	--

Lori Ermi(2)	Former Vice President, Chief Administration Officer	--	--	75,000	--	$15,000	--

Mark Serway(3)	Former Senior Vice President, Chief Financial Officer and Director	--	--	--	--	--	--

Harry M. Kaneshiro	Executive Vice President Paradigm Solutions Corp.	--	--	100,000	--	$20,000	--

Samar Ghadry(4)	Former Senior Vice President Paradigm Solutions Corp.	--	--	--	--	--	--

(1)	Frank Jakovac resigned from the Company effective April 28, 2006.
(2)	Lori Ermi resigned from the Company effective June 2, 2006.
(3)	Mark Serway resigned from the Company effective August 15, 2005.
(4)	Samar Ghadry’s employment with PSC ended effective as of April 1, 2005.

COMPENSATION COMMITTEE REPORT TO STOCKHOLDERS

The Compensation Committee, which meets on a periodic basis, is comprised of Messrs. Francis X. Ryan, John A. Moore and Edwin M. Avery, non-employee members of the Board of Directors. The Compensation Committee formulates and administers compensation policies for the Chief Executive Officer, President and vice presidents of Paradigm.

REPORT OF THE COMPENSATION COMMITTEE
OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

The following is a report of the Compensation Committee of the Board of Directors (the “Committee”) describing the compensation policies applicable to Paradigm’s executive officers during the fiscal year ended December 31, 2005.

The Compensation Committee is responsible for (1) overseeing the Company’s compensation plans; (2) reviewing and approving the compensation of the Company’s executive officers; (3) administering the stock option / incentive based plans; (4) formally reviewing and evaluating the performance of the Chief Executive Officer; (5) developing, implementing and administering the Company’s succession planning process; and (6) preparing any report on executive compensation required by the rules and regulations of the Securities and Exchange Commission.

General Compensation Philosophy

Under the supervision of the Committee, Paradigm’s compensation policy is designed to attract, motivate and retain qualified key executives critical to Paradigm’s success. It is the objective of Paradigm to have a portion of each executive’s compensation dependent upon Paradigm’s performance as well as upon the executive’s individual performance. Accordingly, each executive officer’s compensation package is comprised of three elements: (i) base salary which reflects individual performance and expertise, (ii) variable bonus payable in cash and tied to the achievement of certain annual performance goals and (iii) stock options which are designed to align the long-term interests of the executive officer with those of Paradigm’s stockholders.

The Committee considers the total compensation of each executive officer in establishing each element of compensation. All incentive compensation plans are reviewed at least annually to assure they meet the current strategies and needs of Paradigm.

The summary below describes in more detail the factors that the Committee considers in establishing each of the three primary components of the compensation package provided to the executive officers.

Base Salary

Base salary ranges are established based on benchmark data from nationally recognized surveys of similar information technology companies that compete with Paradigm for executive officers and Paradigm’s research of peer companies. Each executive officer’s base salary is established on the basis of the individual’s qualifications and relevant experience.

Variable Bonus

The Committee believes that a substantial portion of the annual compensation of each executive should be in the form of variable incentive pay to reinforce the attainment of Paradigm’s goals. The Incentive Plan rewards achievement of specified levels of corporate revenues and profitability. A pre-determined formula, which takes into account revenues and profitability against the annual plan approved by the Board of Directors, is used to determine the bonus award. The individual executive officer’s bonus award is based upon discretionary assessment of each officer’s performance during the prior fiscal year.

Long-Term Compensation

Long-term incentives are provided through stock options to executive officers and other employees under the Company’s stock plans. Because of the direct relationship between the value of stock-based compensation and the stock price, the Compensation Committee believes that stock-based compensation motivates executive officers to manage the Company in a manner that is consistent with stockholder interests. Stock-based compensation is intended to focus the attention of the recipient on the Company’s long-term performance, which the Company believes results in improved stockholder value, and to retain the services of the executive officers in a competitive job market by providing significant long-term earning potential. To this end, the Company expects future stock option grants to generally vest and become fully exercisable over a three-year period. However, the Board has authority to grant stock-based compensation with differing vesting periods. The principal factors considered in granting stock-based compensation to executive officers of the Company include prior performance, level of responsibility, other compensation and the executive officer’s ability to influence the Company’s long-term growth and profitability. However, the Company’s stock plan does not provide any quantitative method for weighting these factors, and a decision to grant an award is primarily based upon a subjective evaluation of the past as well as future anticipated performance.

Compensation for the Chief Executive Officer

The compensation of the Chief Executive Officer is reviewed annually on the same basis as discussed above for all executive officers. Mr. Huger’s base salary earned for the fiscal year ended December 31, 2005 was $430,907. Mr. Huger’s base salary was established in part by comparing the base salaries of chief executive officers at other companies of similar size. Mr. Huger’s base salary was at the approximate median of the base salary range for chief executive officers of comparative companies. Mr. Huger did not receive a bonus for the fiscal year ended December 31, 2005, which would have been paid during the quarter ended March 31, 2006.

COMPENSATION COMMITTEE
John A. Moore, Chair
Francis X. Ryan
Edwin M. Avery

Compensation Committee Interlocks and Insider Participation

The Compensation Committee of the Board of Directors currently consists of Messrs. Ryan, Moore and Avery. During the last fiscal year, no interlocking relationship existed between Paradigm’s Board of Directors or Compensation Committee and the board of directors or compensation committee of any other company.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee for the last fiscal year was comprised of Messrs. Francis X. Ryan, John A. Moore and Edwin M. Avery, non-employee members of the Board of Directors. The Board of Directors has determined that none of the members of the Audit Committee has a relationship to Paradigm that may interfere with his independence from Paradigm and its management. In addition, our Board of Directors has determined that Francis X. Ryan is an “audit committee financial expert” as defined by applicable SEC rules. The Audit Committee operates under a written charter adopted by the Board of Directors. The Audit Committee regularly reviews and assesses the adequacy of its charter.

The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing financial reports and other financial information provided by Paradigm to any governmental body or the public, Paradigm’s systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board of Directors have established, and Paradigm’s auditing, accounting and financial processes generally. The Audit Committee annually recommends to the Board of Directors the appointment of a firm of independent auditors to audit the financial statements of Paradigm and meets with such personnel of Paradigm to review the scope and the results of the annual audit, the amount of audit fees, Paradigm’s internal accounting controls and Paradigm’s financial statements contained in Paradigm’s Annual Report on Form 10-K.

The Audit Committee has reviewed and discussed with management the financial statements for the fiscal year ending December 31, 2005 audited by Aronson & Company, Paradigm’s former independent registered public accounting firm. The Audit Committee discussed with Aronson & Company various matters related to the financial statements, including those matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU § 380). The Audit Committee has also received the written disclosures and the letter from Aronson & Company required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), and has discussed with the firm its independence. Based upon such review and discussions the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Paradigm’s Annual Report on Form 10-K for the fiscal year ending December 31, 2005 for filing with the Securities and Exchange Commission.

Effective April 11, 2006, Paradigm dismissed Aronson & Company as its independent registered public accounting firm. The change of independent registered public accountants was approved by the Audit Committee of Registrant’s Board of Directors on April 11, 2006. During Paradigm’s most recent two (2) fiscal years, as well as the subsequent interim period through April 11, 2006, there were no disagreements on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement. On April 11, 2006, Paradigm engaged BDO Seidman, LLP as its independent registered public accounting firm to audit Paradigm’s financial statements. Paradigm did not consult BDO Seidman, LLP on any matters described in Item 304(a)(1)(iv) or (v) of Regulation S-K during Paradigm’s two (2) most recent fiscal years or any subsequent interim period prior to engaging BDO Seidman, LLP.

The Audit Committee has recommended the selection of BDO Seidman, LLP as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2006.

AUDIT COMMITTEE
Francis X. Ryan, Chair
John A. Moore
Edwin M. Avery

The report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the filing specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

PRINCIPAL HOLDERS OF VOTING SECURITIES

The following table sets forth information about the beneficial ownership of our common stock as of June 26, 2006 by (i) each person who we know is the beneficial owner of more than 5% of the outstanding shares of common stock (ii) each of our directors or those nominated to be directors, and executive officers, and (iii) all of our directors and executive officers as a group.

Title of Class	Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership	Percentage of Common Stock (2)

Common Stock	Raymond Huger	12,770,000	62.28%
Stock Options	Frank Jakovac	800,000	3.76%
Stock Options	Peter B. LaMontagne	--	--
Stock Options	Richard Sawchak	200,000	0.97%
Stock Options	Lori Ermi	75,000	0.36%
Stock Options	Francis Ryan	40,000	0.19%
Stock Options	John Moore	40,000	0.19%
Stock Options	Edwin Avery	40,000	0.19%
Common Stock/Stock Options	Harry Kaneshiro	3,250,000	15.77%

	All Directors and Executive Officers as a Group	17,215,000	78.97%

Common Stock	Samar Ghadry	--	--%
	11140 Rockville Pike, #341
	Rockville, MD 20852

Common Stock	J.P. Consulting	1,054,411	5.14%
	6590 East Lake Place
	Centenial, CO 80111

(1)	Unless otherwise indicated, the address of each person listed above is the address of the Company, 9715 Key West Avenue, 3rd Floor, Rockville, Maryland, 20850.
(2)
Applicable percentage of ownership is based on 20,503,486 shares of common stock outstanding as of June 26, 2006 together with securities exercisable or convertible into shares of common stock within 60 days of June 26, 2006 for each stockholder. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock subject to securities exercisable or convertible into shares of common stock that are currently exercisable or exercisable within 60 days of June 26, 2006 are deemed to be beneficially owned by the person holding such options for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

AUDITORS

Audit Fees

The aggregate fees billed by Aronson & Company, Paradigm’s former independent auditors, for the audit of Paradigm’s annual consolidated financial statements and reviews of quarterly financial statements for the years ended December 31, 2005 and 2004 were $131,475 and $43,645, respectively.

Audit-related Fees

The aggregate fees billed by Aronson & Company, Paradigm’s former independent auditors, for assurance and related services for the years ended December 31, 2005 and 2004 were $50,118 and $21,468, respectively.

Tax Fees

The aggregate fees billed by Aronson & Company, Paradigm’s former independent auditors, for tax compliance, advice, and planning, were $41,443 and $9,832 for the years ended December 31, 2005 and 2004, respectfully.

All Other Fees

The aggregate fees billed by Aronson & Company for other products and services, primarily related to registration statements, during the years ended December 31, 2005 and 2004 were $8,646 and $0, respectively.

Audit Committee Pre-approval

The audit committee of Paradigm’s board of directors approves all non-audit services provided by Paradigm’s primary accountants.

OTHER MATTERS TO BE ACTED UPON
AT THE ANNUAL MEETING OF STOCKHOLDERS

The management of Paradigm knows of no other matters to be presented at the Annual Meeting. Should any matter requiring a vote of the stockholders other than those listed in this Proxy Statement arise at the meeting, the persons named in the proxy will vote the proxies in accordance with their best judgment.

ADDITIONAL INFORMATION

Proposals of Shareholders for the Next Annual Meeting. Proposals of shareholders intended for presentation at the 2007 annual meeting must be received by Paradigm on or before December 15, 2006, in order to be included in the proxy statement and form of proxy for that meeting. Additionally, Paradigm must have notice of any shareholder proposal to be submitted at the 2007 Annual Meeting (but not required to be included in the Proxy Statement) by March 16, 2007, or such proposal will be considered untimely pursuant to Rule 14a-4 and Rule 14a-5(e) under the Exchange Act and persons named in the proxies solicited by management may exercise discretionary voting authority with respect to such proposal.

Proxy Solicitation Costs. Paradigm is soliciting the enclosed proxies. The cost of soliciting proxies in the enclosed form will be borne by Paradigm. Officers and regular employees of Paradigm may, but without compensation other than their regular compensation, solicit proxies by further mailing or personal conversations, or by telephone, telex, facsimile or electronic means. Paradigm will, upon request, reimburse brokerage firms for their reasonable expenses in forwarding solicitation materials to the beneficial owners of stock.

Incorporation by Reference. Certain financial and other information required pursuant to Item 13 of the Proxy Rules is incorporated by reference to Paradigm’s Annual Report on Form 10-K for the year ended December 31, 2005, which are being delivered to the shareholders with this proxy statement. In order to facilitate compliance with Rule 2-02(a) of Regulation S-X, one copy of the definitive proxy statement will include a manually signed copy of the accountant’s report.

June 27, 2006	/s/ Raymond A. Huger
Rockville, Maryland	Chief Executive Officer and Chairman of the Board

APPENDIX A

REVOCABLE PROXY

PARADIGM HOLDINGS, INC.

The undersigned hereby appoints RAYMOND A. HUGER and FRANCIS X. RYAN and JOHN A. MOORE and EDWIN M. AVERY, or any of them individually, with full power of substitution, to act as proxy and to represent the undersigned at the 2006 Annual Meeting of shareholders and to vote all shares of common stock of Paradigm Holdings, Inc. which the undersigned is entitled to vote if personally present at said meeting to be held at 9715 Key West Avenue, Kennedy Room, Rockville, Maryland, 20850 on August 3, 2006 at 9:30 a.m., and at all postponements or adjournments thereof upon all business as may properly come before the meeting with all the powers the undersigned would possess if then and there personally present.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. THIS PROXY, WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL OF THE NOMINEES FOR DIRECTOR LISTED IN PROPOSAL 1. PROXIES ARE GRANTED THE DISCRETION TO VOTE UPON ALL OTHER MATTERS THAT MAY PROPERLY BE BROUGHT BEFORE THE MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF.

THIS PROXY, WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERDSIGNED. IF NO DIRECTION IS MADE, THE SHARES WILL BE VOTED”FOR”EACH PROPOSAL. SUCH PROXY ALSO DELEGATES DISCRETIONARY AUTHORITY TO VOTE WITH RESPECT TO ANY OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

(CONTINUED, AND TO BE SIGNED ON REVERSE SIDE)

PLEASE RETAIN THIS ADMISSION TICKET FOR THE
ANNUAL MEETING OF STOCKHOLDERS OF
PARADIGM HOLDINGS, INC.
9715 KEY WEST AVENUE, KENNEDY ROOM
ROCKVILLE, MARYLAND 20850
AUGUST 3, 2006
9:30 A.M., EASTERN DAYLIGHT SAVINGS TIME

PRESENT THIS TICKET TO A PARADIGM HOLDINGS, INC. REPRESENTATIVE AT THE ENTRANCE TO THE MEETING ROOM.

VOTE BY MAIL

Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Paradigm Holdings, Inc., c/o Chief Financial Officer, 9715 Key West Avenue, 3rd Floor, Rockville, Maryland, 20850.

IT IS IMPORTANT THAT YOUR SHARES ARE REPRESENTED AT THIS MEETING, WHETHER OR NOT YOU ATTEND THE MEETING IN PERSON. TO MAKE SURE YOUR SHARES ARE REPRESENTED, WE URGE YOU TO COMPLETE AND MAIL THE PROXY CARD BELOW.

IF YOU PLAN TO ATTEND THE 2006 ANNUAL MEETING OF STOCKHOLDERS, PLEASE MARK THE APPROPRIATE BOX ON THE PROXY CARD BELOW.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED

PARADIGM HOLDINGS, INC.

Vote on Directors

1.	Election of directors - The election of the following nominees to the Board of Directors unless otherwise indicated:

1.	Raymond A. Huger
2.	Francis X. Ryan
3.	John A. Moore
4.	Edwin M. Avery
5.	Peter B. LaMontagne

For All ☐	Withhold All ☐	For All Except ☐

To withhold authority to vote for any particular nominee, mark “For All Except” and write the nominee’s number on the line below _____________________________

Vote on Proposals

2.	To approve the Paradigm Stock Incentive Plan. FOR ☐ AGAINST ☐ ABSTAIN ☐

3.	To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING AND PROXY STATEMENT OF THE COMPANY.

Please sign your name exactly as it appears on your stock certificate. When signing as attorney-in-fact, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If signer is a corporation, please sign in full corporate name by duly authorized officer or officers and affix the corporate seal.

Please indicate if you plan to attend this meeting: Yes ☐ No  ☐

Signature	Date	Signature (Joint Owners)	Date

STOCK OPTION / MANAGEMENT INCENTIVE PLAN
OF PARADIGM HOLDINGS, INC.

SECTION 1.  PURPOSE OF PLAN

The purpose of this Stock Option/Management Incentive Plan (this “Plan”) of Paradigm Holdings, Inc., a Wyoming corporation (“Paradigm”), is to enable Paradigm and its Subsidiaries (collectively, the “Company”) to attract, retain and motivate its directors, officers and other senior management and technical personnel and to further align the interests of such persons with those of the stockholders of Paradigm by providing for or increasing the proprietary interest of such persons in Paradigm. For purposes of this Plan, the term “Subsidiary” shall mean any corporation in which Paradigm owns, directly or indirectly, stock possessing 50% or more of the total combined voting power of all classes of stock in such corporation or, where permissible under Section 409A of the Code, at least a 20% ownership interest.

SECTION 2.  ADMINISTRATION OF PLAN

2.1  Composition of Committee. This Plan shall be administered by the Compensation Committee of Paradigm’s Board of Directors (the “Committee”), as appointed from time to time by the Board of Directors. The Board of Directors shall fill vacancies on, and from time to time may remove or add members to, the Committee. The Committee shall act pursuant to a majority vote or unanimous written consent. The Board of Directors, in its sole discretion, may exercise any authority of the Committee under this Plan in lieu of the Committee’s exercise thereof and in such instances references herein to the Committee shall refer to the Board. Unless otherwise provided by the Board, the Committee may allocate all or any portion of its responsibilities and powers under the Plan to any one or more of its members, any executive officer or officers of the Company or other senior employees of the Company as the Committee deems appropriate and may delegate all or any part of its responsibilities and powers to any such person or persons, provided that any such allocation or delegation be in writing; provided, however, that only the Committee, or other committee consisting of two or more directors of Paradigm, each of whom are both a “Non-Employee Director” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1938, as amended (the “Exchange Act”), and an “outside director” within the meaning of the definition of such term as contained in Proposed Treasury Regulation Section 1.162-27(e)(3), or any successor definition adopted under Section 162(m) of the Code, may select and grant Awards to Eligible Persons who are subject to Section 16 of the Exchange Act or are “Covered Employees”(within the meaning of the definition of such term under Section 162(m) of the Code and any applicable regulations).

2.2  Powers of the Committee. Subject to the express provisions and the limitations set forth in this Plan, the Committee shall be authorized and empowered to do all things necessary or desirable, in its sole discretion, in connection with the administration of this Plan, including, without limitation, the following:

(a)  to prescribe, amend and rescind rules and regulations relating to this Plan and to define terms not otherwise defined herein; provided that, unless the Committee shall specify otherwise, for purposes of this Plan (i) the term “fair market value” shall mean, as of any date, the closing price for a Share (as defined in Section 3.1) reported on the Over-the-Counter Bulletin Board (or such other stock exchange or quotation system on which Shares are then listed or quoted) for the business day immediately preceding such date;

(b)  to determine which persons are Eligible Persons (as defined in Section 4), to which of such Eligible Persons, if any, Awards shall be granted hereunder and the timing of any such Awards,

(c)  to grant Awards to Eligible Persons and determine the terms and conditions thereof, including the number of Shares subject to Awards and the exercise or purchase price of such Shares and the circumstances under which Awards become exercisable or vested or are forfeited or expire, which terms may but need not be conditioned upon the passage of time, continued service as a director or an employee, the satisfaction of performance criteria, the occurrence of certain events (including events which the Board or the Committee determine constitute a change of control), or other factors;

(d)  to establish, verify the extent of satisfaction of, adjust, reduce or waive any performance goals or other conditions applicable to the grant, issuance, exercisability, vesting and/or ability to retain any Award;

(e)  to prescribe and amend the terms of the agreements or other documents evidencing Awards made under this Plan (which need not be identical);

(f)  to determine whether, and the extent to which, adjustments are required pursuant to Section 10 and Section 11;

(g)  to interpret and construe this Plan, any rules and regulations under this Plan and the terms and conditions of any Award granted hereunder, and to make exceptions to any such provisions in accordance with the Plan and otherwise in good faith and for the benefit of the Company; and

(h)  to make all factual and other determinations deemed necessary or advisable for the administration of this Plan.

2.3  Determinations of the Committee. All decisions, determinations and interpretations by the Committee regarding this Plan shall be final and binding on all Eligible Persons and Participants. The Committee shall consider such factors as it deems relevant to making such decisions, determinations and interpretations including, without limitation, the recommendations or advice of any director, officer or employee of the Company and such attorneys, consultants and accountants as it may select.

2.4  Specific Positions Administered by the Committee. All decisions, determinations and interpretations regarding compensation shall be made directly by the Committee for the following positions:

-	Chairman and Chief Executive Officer
-	President and Chief Operating Officer
-	Chief Financial Officer
-	Executive Vice President of Federal Operations
-	Senior Vice President of Federal Operations
-	Senior Vice President of Commercial Operations

SECTION 3.  STOCK SUBJECT TO PLAN

3.1  Aggregate Limits. The number of shares of Paradigm’s Common Stock, $.01 par value (“Shares”), initially reserved for issuance over the term of the Plan shall not exceed two and one-half million (2,500,000) shares. The number of Shares available for issuance under the Plan shall automatically increase on the first trading day of January each calendar year during the term of the Plan, beginning with calendar year 2006, by an amount equal to one and one-half percent (1.5%) of the total number of shares outstanding (including all outstanding classes of common stock) on the last trading day in December of the immediately preceding calendar year, but in no event shall any such annual increase exceed one million five hundred thousand (1,500,000) shares. The aggregate number of Shares available for issuance under this Plan and the number of Shares subject to outstanding Options or other Awards shall be subject to adjustment as provided in Section 10 and Section 11. The Shares issued pursuant to this Plan may be Shares that previously were issued by Paradigm, including Shares purchased in the open market, or authorized but unissued Shares.

3.2  Tax Code Limits. The aggregate number of Shares issuable under all Awards granted under this Plan during any calendar year to any one Eligible Person shall not exceed 1,000,000. Notwithstanding anything to the contrary in this Plan, the foregoing limitations shall be subject to adjustment under Section 10 and Section 11, but only to the extent that such adjustment will not affect the status of any Award intended to qualify as “performance-based compensation” under Code Section 162(m). The foregoing limitations shall not apply to the extent that they are no longer required in order for compensation in connection with grants under this Plan to be treated as “performance-based compensation” under Code Section 162(m). All Shares available for issuance under this Plan may be subject to Options which intend to qualify as Incentive Stock Options (“ISOs”) pursuant to Code Section 422. However, subject to adjustment pursuant to Section 10 and Section 11, the aggregate number of ISOs available for issuance shall not exceed 2,500,000.

3.3  Issuance of Shares. For purposes of Section 3.1, the aggregate number of Shares issued under this Plan at any time shall equal only the number of Shares actually issued upon exercise or settlement of an Award and shall not include Shares subject to Awards that have been canceled, expired or forfeited or Shares subject to Awards that have been delivered to or retained by the Company in payment or satisfaction of the purchase price, exercise price or tax withholding obligation of an Award.

SECTION 4.  PERSONS ELIGIBLE UNDER PLAN

4.1  Eligible Employees and Participants. Any person who is a director, an employee or a consultant or advisor of the Company shall be eligible to be considered for the grant of Awards hereunder (an “Eligible Person”). For purposes of the Plan, the term “employee” shall include a prospective employee who holds an outstanding offer of regular employment on specific terms from the Company. Notwithstanding any other provision of this Plan, with respect to any Option granted to a prospective employee, the date when his or her service as an employee commences shall be deemed to be the date of grant of such Option for all purposes under the Plan. No Award granted to a prospective employee shall become exercisable or vested unless and until his or her service as an employee commences. A “Participant” is any current or former Eligible Person to whom an Award has been made and any person (including any estate) to whom an Award has been assigned or transferred pursuant to Section 9.1.

4.2  Less Than Full Time Employment. The Committee shall determine the effect, if any, on the vesting, exercisability, retention and/or forfeiture of an Award as a result of any decreased level of employment during any period in which a Participant is on an approved leave of absence or is employed on a less than full time basis, and the Committee may take into consideration any accounting consequences to the Company in making any such adjustment.

4.3  Termination of Employment. For purposes of this Plan, “Termination of Employment” shall mean ceasing to serve as a full time employee, as a director or director emeritus, or as a consultant or advisor of the Company, as applicable, except that an approved leave of absence or approved employment on a less than full time basis shall constitute employment unless the Committee provides otherwise. The Committee shall determine whether any corporate transaction, such as a sale or spin-off of a division, business unit, joint venture or subsidiary that employs a Participant, shall be deemed to result in a termination of employment with the Company for purposes of any affected Participant’s Awards.

SECTION 5.  PLAN AWARDS

5.1  Award Types. The Committee, on behalf of the Company, is authorized under this Plan to enter into certain types of arrangements with Eligible Persons and to confer certain benefits on them. The following arrangements or benefits are authorized under this Plan if their terms and conditions are not inconsistent with the provisions of this Plan: Options, Incentive Bonuses and Incentive Stock. Such arrangements and benefits are sometimes referred to herein as “Awards.” The authorized types of arrangements and benefits for which Awards may be granted are defined as follows:

(a)  Options: An Option is a right granted under Section 6 to purchase a number of Shares at such exercise price, at such times, and on such other terms and conditions as are specified in the agreement or terms and conditions or other document evidencing the Award (the “Option Document”). Options intended to qualify as ISOs pursuant to Code Section 422 and Options not intended to qualify as ISOs (“Nonqualified Options”) may be granted under Section 6.

(b)  Incentive Bonus: An Incentive Bonus is a bonus opportunity awarded under Section 7 pursuant to which a Participant may become entitled to receive an amount, payable in cash or Shares, based on satisfaction of such performance criteria as are specified in the agreement or other document evidencing the Award (the “Incentive Bonus Document”).

(c)  Incentive Stock: Incentive Stock is an award or issuance of Shares made under Section 8, the grant, issuance, retention, vesting and/or transferability of which is subject during specified periods of time to such conditions (which may include continued service as a director or an employee or performance conditions) and terms as are expressed in the agreement or other document evidencing the Award (the “Incentive Stock Document”).

5.2  Grants of Awards. An Award may consist of one such arrangement or benefit described in Section 5.1 or two or more such arrangements or benefits in tandem or in the alternative. Awards may include a tandem stock or cash right feature pursuant to Section 9.5 and stock units pursuant to Section 9.6.

SECTION 6.  OPTIONS

The Committee may grant an Option or provide for the grant of an Option, either from time to time in the discretion of the Committee or automatically upon the occurrence of specified events, including, without limitation, the achievement of performance goals, the satisfaction of an event or condition within the control of the recipient of the Award or within the control of others.

6.1  Option Document. Each Option Document shall contain provisions regarding (a) the number of Shares that may be issued upon exercise of the Option, (b) the purchase price of the Shares and the means of payment for the Shares, (c) the term of the Option, (d) such terms and conditions on the vesting and/or exercisability of an Option as may be determined from time to time by the Committee, (e) restrictions on the transfer of the Option and forfeiture provisions and (f) such further terms and conditions, in each case not inconsistent with this Plan as may be determined from time to time by the Committee. Option Documents evidencing ISOs shall contain such terms and conditions as may be necessary to qualify, to the extent determined desirable by the Committee, with the applicable provisions of Section 422 of the Code.

6.2  Option Price. The purchase price per share of the Shares subject to each Option granted under this Plan shall be determined by the Committee, but in no event shall the exercise price be less than (a) 100% of the fair market value on the date the Option is granted, and (b) 110% of the fair market value on the date the Option is granted in the case of an ISO granted to an Eligible Person who at the time of grant owns more than 10 percent of the total combined voting power of all classes of stock of Paradigm within the meaning of Code Section 422.

6.3  Option Term. The “Term” of each Option granted under this Plan shall not exceed 10 years from the date of its grant, unless the Committee provides for a lesser term, and shall not exceed 5 years from the date of its grant in the case of an ISO granted to an employee who at the time of grant owns more than 10 percent of the total combined voting power of all classes of stock of Paradigm within the meaning of Code Section 422.

6.4  Option Vesting. Options granted under this Plan shall become vested and/or exercisable at such time and in such installments during the period prior to the expiration of the Option’s Term as determined by the Committee. Unless the Committee provides otherwise, Options shall vest in one-third (1/3) increments on the first, second and third anniversaries of the date the Option is granted, provided that the Participant does not have a Termination of Employment prior to the applicable date. The Committee shall have the right to make the timing of the ability to exercise any Option granted under this Plan subject to continued service with the Company, the passage of time and/or such performance requirements as deemed appropriate by the Committee.

6.5  Termination of Employment or Service. Subject to Section 10 and Section 11 and unless the Committee provides otherwise, the terms of any Option granted under this Plan shall provide (a) that if the Eligible Person to whom such Option was granted has a Termination of Employment for any reason other than death or disability, the Option shall not thereafter become exercisable to an extent greater than it could have been exercised on the date of the Eligible Person’s Termination of Employment, and that on the death or disability of an Eligible Person the Option shall become fully exercisable; and (b) that the Option shall expire and cease to be exercisable upon the earlier of the expiration of the Option Term and (i) in the case of the Eligible Person’s Termination of Employment on account of death or disability or ceasing to serve as a director for any reason, the first anniversary of the date of the Eligible Person’s Termination of Employment, (ii) in the case of the Eligible Person’s Termination of Employment on account of a termination for cause, five days after the Eligible Person’s Termination of Employment, and (iii) in the case of the Eligible Person’s Termination of Employment for any reason other than the foregoing, ninety (90) days after the date of the Eligible Person’s Termination of Employment.

6.6  Payment of Exercise Price. The exercise price of an Option shall be paid in the form of one of more of the following, as the Committee shall specify, either through the terms of the Option Document or at the time of exercise of an Option: (a) cash or certified or cashiers’ check, (b) a number of full shares of capital stock of Paradigm that have been held by the Participant for such period of time as the Committee may specify, (c) other property deemed acceptable by the Committee, (d) a reduction in the number of Shares or other property otherwise issuable pursuant to such Option, (e) payment under an arrangement constituting a brokerage transaction as permitted under the provisions of Regulation T applicable to cashless exercises promulgated by the Federal Reserve Board, unless prohibited by Section 402 of the Sarbanes-Oxley Act of 2002, or (f) any combination of (a) through (e). In the event that any Shares are transferred to Paradigm to satisfy all or any part of the Exercise Price, the part of the Exercise Price deemed to have been satisfied by the transfer of Shares shall be equal to the product derived by multiplying the fair market value as of the date of exercise times the number of Shares transferred to Paradigm. Any part of the Exercise Price paid in cash upon the exercise of any Option shall be added to the general funds of Paradigm and may be used for any proper corporate purpose. Unless the Committee otherwise determines, any Shares transferred to Paradigm as payment of all or part of the Exercise Price upon the exercise of any Option shall be held as treasury stock.

SECTION 7.  INCENTIVE BONUS AWARDS

Each Incentive Bonus Award will confer upon the Eligible Person the opportunity to earn a future payment tied to the level of achievement with respect to one or more performance criteria established for a performance period established by the Committee.

7.1  Incentive Bonus Document. Each Incentive Bonus Document shall contain provisions regarding (a) the target and maximum amount payable to the Participant as an Incentive Bonus, (b) the performance criteria and level of achievement versus these criteria that shall determine the amount of such payment, (c) the term of the performance period as to which performance shall be measured for determining the amount of any payment, (d) the timing of any payment earned by virtue of performance, (e) restrictions on the alienation or transfer of the Incentive Bonus prior to actual payment, (f) forfeiture provisions and (g) such further terms and conditions, in each case not inconsistent with this Plan as may be determined from time to time by the Committee. The maximum amount payable as an Incentive Bonus may be a multiple of the target amount payable, but the maximum amount payable pursuant to that portion of an Incentive Bonus Award granted under this Plan for any fiscal year to any Participant that is intended to satisfy the requirements for “performance-based compensation” under Code Section 162(m) shall not exceed $2,000,000.

7.2  Performance Criteria. The Committee shall establish the performance criteria and level of achievement versus these criteria that shall determine the target and maximum amount payable under an Incentive Bonus Award, which criteria may be based on financial performance and/or personal performance evaluations.

The Committee may specify the percentage of the target Incentive Bonus that is intended to satisfy the requirements for “performance-based compensation” under Code Section 162(m). Notwithstanding anything to the contrary herein, the performance criteria for any portion of an Incentive Bonus that is intended by the Committee to satisfy the requirements for “performance-based compensation” under Code Section 162(m) shall be a measure based on one or more Qualifying Performance Criteria (as defined in Section 9.2) selected by the Committee and specified at the time the Incentive Bonus Award is granted. The Committee shall certify the extent to which any Qualifying Performance Criteria has been satisfied, and the amount payable as a result thereof, prior to payment of any Incentive Bonus that is intended to satisfy the requirements for “performance-based compensation” under Code Section 162(m).

7.3  Timing and Form of Payment. The Committee shall determine the timing of payment of any Incentive Bonus. The Committee may provide for or, subject to such terms and conditions as the Committee may specify, may permit a Participant to elect for the payment of any Incentive Bonus to be deferred to a specified date or event. An Incentive Bonus may be payable in Shares or in cash or other property, in each case as determined by the Committee. Any Incentive Bonus that is paid in cash or other property shall not affect the number of Shares otherwise available for issuance under this Plan.

7.4  Discretionary Adjustments. Notwithstanding satisfaction of any performance goals, to the extent the Committee provides in the Incentive Bonus Document, the amount paid under an Incentive Bonus Award on account of either financial performance or personal performance evaluations may be reduced by the Committee on the basis of such further considerations as the Committee shall determine.

SECTION 8.  INCENTIVE STOCK AWARDS

Incentive Stock is an award or issuance of Shares in which the grant, issuance, retention, vesting and/or transferability of which is subject during specified periods of time to such conditions (including continued employment or service as a director or performance conditions) and terms as the Committee deems appropriate.

8.1  Incentive Stock Document. Each Incentive Stock Document shall contain provisions regarding (a) the number of Shares subject to such Award or a formula for determining such, (b) the purchase price of the Shares, if any, and the means of payment for the Shares, (c) the performance criteria, if any, and level of achievement versus these criteria that shall determine the number of Shares granted, issued, retainable and/or vested, (d) such terms and conditions on the grant, issuance, vesting and/or forfeiture of the Shares as may be determined from time to time by the Committee, (e) restrictions on the transferability of the Shares and (f) such further terms and conditions in each case not inconsistent with this Plan as may be determined from time to time by the Committee.

8.2  Sale Price. Subject to the requirements of applicable law, the Committee shall determine the price, if any, at which Shares of Incentive Stock shall be sold or awarded to an Eligible Person, which may vary from time to time and among Eligible Persons and which may be below the fair market value of such Shares at the date of grant or issuance.

8.3  Share Vesting. The grant, issuance, retention and/or vesting of Shares of Incentive Stock shall occur at such time and in such installments as determined by the Committee or under criteria established by the Committee. The Committee shall have the right to make the timing of the grant and/or the issuance, ability to retain and/or vesting of Shares of Incentive Stock subject to continued employment or service by the Participant, passage of time and/or such performance criteria as provided by the Committee. Unless otherwise determined by the Committee, Shares of Incentive Stock shall vest in one-third (1/3) increments on the first, second and third anniversaries of the date the Incentive Stock is granted, provided that the Participant is a director or employee of the Company on each applicable date. Notwithstanding anything to the contrary herein, the performance criteria for any Incentive Stock that is intended to satisfy the requirements for “performance-based compensation” under Code Section 162(m) shall be a measure based on one or more Qualifying Performance Criteria selected by the Committee and specified at the time the Incentive Stock Award is granted.

8.4  Discretionary Adjustments. Notwithstanding satisfaction of any performance goals, to the extent provided at the time of grant, the number of Shares granted, issued, retainable and/or vested under an Incentive Stock Award on account of either financial performance or personal performance evaluations may be reduced by the Committee on the basis of such further considerations as the Committee shall determine.

8.5  Termination of Employment. Subject to Section 10 and Section 11, upon a Termination of Employment with the Company by a Participant prior to the vesting of or the lapsing of restrictions on Incentive Stock, the Incentive Stock Awards granted to such Participant shall be subject to such procedures as determined by the Committee.

SECTION 9.  OTHER PROVISIONS APPLICABLE TO AWARDS

9.1  Transferability. Unless the agreement or other document evidencing an Award (or an amendment thereto authorized by the Committee) expressly states that the Award is transferable as provided hereunder, no Award granted under this Plan, nor any interest in such Award, may be sold, assigned, conveyed, gifted, pledged, hypothecated or otherwise transferred in any manner prior to the vesting or lapse of any and all restrictions applicable thereto, other than by will or the laws of descent and distribution.

The Committee may grant an Award or amend an outstanding Award to provide that the Award is transferable or assignable (a) in the case of a transfer without the payment of any consideration, to any “family member” as such term is defined in Section 1(a)(5) of the General Instructions to Form S-8 under the 1933 Act, as such may be amended from time to time, (b) in any transfer described in clause (ii) of Section 1(a)(5) of the General Instructions to Form S-8 under the 1933 Act as amended from time to time, provided that following any such transfer or assignment the Award will remain subject to substantially the same terms applicable to the Award while held by the Participant, as modified as the Committee shall determine appropriate, and as a condition to such transfer the transferee shall execute an agreement agreeing to be bound by such terms.

9.2  Qualifying Performance Criteria. For purposes of this Plan, the term “Qualifying Performance Criteria” shall mean any one or more of the following performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or subsidiary, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Committee in the Award: (a) cash flow, (b) earnings per share (including earnings before interest, taxes and amortization), (c) stock price, (d) return on equity, (e) total stockholder return, (f) return on capital, (g) return on assets or net assets, (h) revenue, (i) income or net income, (j) operating income or net operating income, (k) operating profit or net operating profit, (l) operating margin or profit margin, (m) return on operating revenue, (n) market share, and/or (o) contract win, renewal or extension. To the extent consistent with Section 162(m) of the Code, the Committee shall appropriately adjust any evaluation of performance under a Qualifying Performance Criteria to exclude any of the following events that occurs during a performance period: (i) asset write-downs, (ii) litigation or claim judgments or settlements, (iii) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, (iv) accruals for discontinued operations, reorganization and restructuring programs and (v) any extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in Paradigm’s annual report to stockholders for the applicable year.

9.3  Dividends. Unless otherwise provided by the Committee, no adjustment shall be made in Shares issuable under Awards on account of cash dividends that may be paid or other rights that may be issued to the holders of Shares prior to their issuance under any Award. No dividends or dividend equivalent amounts shall accrue or be paid to any Participant with respect to the Shares subject to any Award that have not vested or been issued or that are subject to any restrictions or conditions on the record date for dividends, unless the Committee provides otherwise.

9.4  Documents Evidencing Awards. The Committee shall, subject to applicable law, determine the date an Award is deemed to be granted, which for purposes of this Plan shall not be affected by the fact that an Award is contingent on subsequent events. The Committee or, except to the extent prohibited under applicable law, its delegate(s) may establish the terms of agreements or other documents evidencing Awards under this Plan and may, but need not, require as a condition to any such agreement’s or document’s effectiveness that such agreement or document be executed by the Participant and that such Participant agree to such further terms and conditions as specified in such agreement or document. The grant of an Award under this Plan shall not confer any rights upon the Participant holding such Award other than such terms, and subject to such conditions, as are specified in this Plan as being applicable to such type of Award (or to all Awards) or as are expressly set forth in the agreement or other document evidencing such Award.

9.5  Tandem Stock or Cash Rights. Either at the time an Award is granted or by subsequent action, the Committee may, but need not, provide that an Award shall contain as a term thereof, a right, either in tandem with the other rights under the Award or as an alternative thereto, of the Participant to receive, without payment to the Company, a number of Shares, cash or a combination thereof, the amount of which is determined by reference to the value of the Award.

9.6  Stock Units. A “Stock Unit” is a bookkeeping entry representing an amount equivalent to the fair market value of one share of Common Stock. Stock Units represent an unfunded and unsecured obligation of the Company, except as otherwise provided for by the Committee. Stock Units may be issued upon exercise of Options, may be granted in payment and satisfaction of Incentive Bonus Awards and may be issued in lieu of, Incentive Stock or any other Award that the Committee elects to be paid in the form of Stock Units. Unless provided otherwise by the Committee, settlement of Stock Units shall be made by issuance of Shares and shall occur within 60 days after a Participant’s Termination of Employment for any reason, solely to the extent such Stock Units are vested or as otherwise provided by the Committee. To the extent permitted by and otherwise in compliance with Section 409A of the Code, the Committee may provide for Stock Units to be settled in cash (at the election of Paradigm or the Participant, as specified by the Committee) and to be made at such other times as it determines appropriate or as it permits a Participant to choose. The amount of Shares, or other settlement medium, to be so distributed may be increased by an interest factor or by dividend equivalents, which may be valued as if reinvested in Shares. Until a Stock Unit is settled, the number of shares of Shares represented by a Stock Unit shall be subject to adjustment pursuant to Section 10 and Section 11.

9.7  Additional Restrictions on Awards. Either at the time an Award is granted or by subsequent action, the Committee may, but need not, impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by a Participant or other subsequent transfers by a Participant of any Shares issued under an Award, including without limitation (a) restrictions under an insider trading policy, (b) restrictions designed to delay and/or coordinate the timing and manner of sales by Participants, and (c) restrictions as to the use of a specified brokerage firm for such resales or other transfers.

SECTION 10.  CHANGES IN CAPITAL STRUCTURE

10.1  Corporate Actions Unimpaired. The existence of outstanding Awards (including any Options) shall not affect in any way the right and power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations, exchanges, or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issuance of Shares or other securities or subscription rights thereto, or any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting the Shares or other securities of the Company or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise. Further, except as expressly provided herein or by the Committee, (a) the issuance by the Company of shares of stock of any class of securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, (b) the payment of a dividend in property other than Shares, or (c) the occurrence of any similar transaction, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of Shares subject to Options or other Awards theretofore granted or the purchase price per Share, unless the Committee shall determine in its sole discretion that an adjustment is necessary to provide equitable treatment to a Participant.

10.2  Adjustments Upon Certain Events. If the outstanding Shares or other securities of the Company, or both, for which the Award is then exercisable or as to which the Award is to be settled shall at any time be changed or exchanged by declaration of a stock dividend, stock split, combination of shares, recapitalization, reorganization, merger, acquisition or combination or in the event of an extraordinary dividend paid in cash, debt or property, in each case as such events may be determined by the Committee to occur, the Committee may, but need not, appropriately and equitably adjust the number and kind of Shares or other securities which are subject to this Plan or subject to any Awards theretofore granted, and the exercise or settlement prices of such Awards, so as to maintain the proportionate number of Shares or other securities without changing the aggregate exercise or settlement price, provided, however, that such adjustment with respect to any Award intended to qualify as an ISO or as “performance-based compensation” under Section 162(m) of the Code shall be made in compliance with the requirements of the applicable Code Section. In addition, no adjustment shall be made to an Option that is exempt from Section 409A of the Code that would cause such Option to become subject to Section 409A of the Code without the consent of the Participant.

SECTION 11.  CORPORATE TRANSACTIONS

11.1  Assumption or Replacement of Awards by Successor. In the event of (a) a dissolution or liquidation of Paradigm, (b) a merger or consolidation in which Paradigm is not the surviving corporation (other than a merger or consolidation with a wholly-owned subsidiary, a reincorporation of Paradigm in a different jurisdiction, or other transaction in which there is no substantial change in the stockholders of Paradigm or their relative stock holdings and the Awards granted under this Plan are assumed, converted or replaced by the successor corporation, which assumption will be binding on all Participants), (c) a merger in which Paradigm is the surviving corporation but after which the stockholders of Paradigm immediately prior to such merger (other than any stockholder that merges, or which owns or controls another corporation that merges, with Paradigm in such merger) cease to own their shares or other equity interest in Paradigm, (d) the sale of substantially all of the assets of Paradigm, or (e) the acquisition, sale, or transfer of more than 50% of the outstanding shares of Paradigm by tender offer or similar transaction, any or all outstanding Awards may be assumed, converted or replaced by the successor corporation (if any), which assumption, conversion or replacement will be binding on all Participants. In the alternative, the successor corporation may substitute equivalent Awards or provide substantially similar consideration to Participants as was provided to stockholders (after taking into account the existing provisions of the Awards). The successor corporation may also issue, in place of outstanding Shares of Paradigm held by the Participant, substantially similar shares or other property subject to repurchase restrictions no less favorable to the Participant. In the event such successor corporation (if any) refuses to assume or substitute Awards, as provided above, pursuant to a transaction described in this Subsection 11.1, such Awards (in the case of Options, to the extent not exercised prior to the date of such transaction and in the case of all other Awards, to the extent not fully vested and free from any restrictions prior to the date of such transaction) will expire on such transaction at such time and on such conditions as the Committee determines. Notwithstanding anything in this Plan to the contrary, the Committee may, in its sole discretion, but need not, provide in the terms of an Award for alternative treatment in connection with a transaction described in this Section 11 and/or provide that the vesting of any or all Awards granted pursuant to this Plan will accelerate in connection with a transaction described in this Section 11.

11.2  Other Treatment of Awards. Subject to any greater rights granted to Participants under the foregoing provisions of this Section 11, in the event of the occurrence of any transaction described in Section 11.1, any outstanding Awards will be treated as provided in the applicable agreement or plan of merger, consolidation, dissolution, liquidation, or sale of assets.

11.3  Assumption of Awards by Paradigm. Paradigm, from time to time, also may substitute or assume outstanding awards granted by another company, whether in connection with an acquisition of such other company or otherwise, by either; (a) granting an Award under this Plan in substitution of such other company’s award; or (b) assuming such award as if it had been granted under this Plan if the terms of such assumed award could be applied to an Award granted under this Plan. Such substitution or assumption will be permissible if the holder of the substituted or assumed award would have been eligible to be granted an Award under this Plan if the other company had applied the rules of this Plan to such grant. In the event Paradigm assumes an award granted by another company, the terms and conditions of such award will remain unchanged (except that the exercise price and the number and nature of Shares issuable upon exercise of any such option will be adjusted appropriately pursuant to Section 424(a) of the Code). In the event Paradigm elects to grant a new Option rather than assuming an existing option, such new Option may be granted with a similarly adjusted exercise price.

SECTION 12.  TAXES

12.1  Withholding Requirements. The Committee may make such provisions or impose such conditions as it may deem appropriate for the withholding or payment by a Participant of any taxes that the Committee determines are required in connection with any Award granted under this Plan, and a Participant’s rights in any Award is subject to satisfaction of such conditions.

12.2  Payment of Withholding Taxes. Notwithstanding the terms of Section 12.1, the Committee may provide in the agreement or other document evidencing an Award or otherwise that all or any portion of the taxes required to be withheld by the Company or, if permitted by the Committee, desired to be paid by the Participant, in connection with the exercise, vesting, settlement or transfer of any Award shall or may be paid by the Company withholding shares of Paradigm’s capital stock otherwise issuable or subject to such Award, by the Participant delivering previously owned shares of Paradigm’s capital stock, in each case having a fair market value equal to the amount required or elected to be withheld or paid, or payment under an arrangement constituting a brokerage transaction as permitted under the provisions of Regulation T applicable to cashless exercises promulgated by the Federal Reserve Board, unless prohibited by Section 402 of the Sarbanes-Oxley Act of 2002. Any such election is subject to such conditions or procedures as may be established by the Committee and may be subject to approval by the Committee.

SECTION 13.  AMENDMENTS OR TERMINATION

The Board may amend, alter or discontinue this Plan or any agreement or other document evidencing an Award made under this Plan but, except as provided pursuant to the anti-dilution adjustment provisions of Section 10 and the change of control provisions of Section 11, no such amendment shall, without the approval of the stockholders of Paradigm materially increase the maximum number of Shares for which Awards may be granted under this Plan or change the class of persons eligible to be Eligible Persons in any material respect.

The Board may amend, alter or discontinue this Plan or any agreement evidencing an Award made under this Plan, but no amendment or alteration shall be made which would impair the rights of any Award holder, without such holder’s consent, under any Award theretofore granted, provided that no such consent shall be required if the Committee determines in its sole discretion that such amendment or alteration either (i) is required or advisable in order for the Company, this Plan or the Award to satisfy any law or regulation or to meet the requirements of any accounting standard, (ii) is not reasonably likely to significantly diminish the benefits provided under such Award, or that any such diminishment has been adequately compensated, or (iii) is deemed necessary to ensure that the Company may obtain any approval referred to in Section 14 or to ensure that the grant or exercise of any Award or any other provision of this Plan satisfies requirements for an exemption under Section 16(b) of the Exchange Act or Section 162(m), 280G, 409A, 422 or 2999 of the Code.

SECTION 14.  COMPLIANCE WITH OTHER LAWS AND REGULATIONS

This Plan, the grant and exercise of Awards thereunder, and the obligation of the Company to sell, issue or deliver Shares under such Awards, shall be subject to all applicable federal, state and foreign laws, rules and regulations and to such approvals by any governmental or regulatory agency as may be required. The Company shall not be required to register in a Participant’s name or deliver any Shares prior to the completion of any registration or qualification of such Shares under any federal, state or foreign law or any ruling or regulation of any government body which the Committee shall determine to be necessary or advisable. This Plan is intended to constitute an unfunded arrangement for a select group of the Company’s directors and management, or other key employees.

No Option shall be exercisable unless a registration statement with respect to the Option is effective or the Company has determined that such registration is unnecessary. Unless the Awards and Shares covered by this Plan have been registered under the Securities Act of 1933, as amended, or the Company has determined that such registration is unnecessary, each person receiving an Award and/or Shares pursuant to any Award may be required by the Company to give a representation in writing that such person is acquiring such Shares for his or her on account for investment and not with a view to, or for sale in connection with, the distribution of any part thereof.

SECTION 15.  OPTION GRANTS AND AWARDS BY SUBSIDIARIES

In the case of a grant of an Option or other Award granted to any Eligible Person employed by a subsidiary, such grant may, if the Committee so directs, be implemented by the Company issuing any subject Shares to the subsidiary, for such lawful consideration as the Committee may determine, upon the condition or understanding that the subsidiary will transfer the Shares to the Participant in accordance with the terms of the Option or other Award specified by the Committee pursuant to the provisions of this Plan. Notwithstanding any other provision hereof, such Option or other Award may be issued by and in the name of the subsidiary and shall be deemed granted on such date as the Committee shall determine.

SECTION 16.  NO RIGHT TO COMPANY EMPLOYMENT OR SERVICE

Nothing in this Plan or as a result of any Award granted pursuant to this Plan shall confer on any individual any right to continue an employment or service relationship with the Company or interfere in any way with the right of the Company to terminate an individual’s employment or service at any time. The agreements or other documents evidencing Awards may contain such provisions as the Committee may approve with reference to the effect of approved leaves of absence.

SECTION 17.  LIABILITY OF COMPANY

The Company shall not be liable to a Participant, an Eligible Person or other persons as to:

(a)  The Non-Issuance of Shares. The non-issuance or sale of shares as to which the Company has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any shares hereunder; and

(b)  Tax Consequences. Any tax consequence expected, but not realized, by any Participant, Eligible Person or other person due to the receipt, exercise or settlement of any Option or other Award granted hereunder.

SECTION 18.  EFFECTIVENESS AND EXPIRATION OF PLAN

This Plan was adopted and approved by the Board of Directors on November 3, 2005 and by the stockholders of Paradigm Holdings on August 3, 2006, and shall be effective as of August 3, 2006. No Awards shall be granted pursuant to this Plan more than ten (10) years after the effective date of this Plan.

SECTION 19.  NON-EXCLUSIVITY OF PLAN

Neither the adoption of this Plan by the Board nor the submission of this Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or the Committee to adopt such other incentive arrangements as either may deem desirable, including without limitation, the granting of restricted stock or stock options otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

SECTION 20.  GOVERNING LAW

This Plan and any agreements or other documents hereunder shall be interpreted and construed in accordance with the laws of the State of Wyoming and applicable federal law. Unless otherwise provided in the document or other agreement evidencing an Award, any dispute as to any Award shall be presented and determined exclusively in a state court in the State of Wyoming. Any reference in this Plan or in the agreement or other document evidencing any Award to a provision of law or to a rule or regulation shall be deemed to include any successor law, rule or regulation of similar effect or applicability.

SECTION 21.  COMPLIANCE WITH SECTION 409A OF THE CODE

Paradigm intends that all Options granted under the Plan not be considered to provide for the deferral of compensation under Section 409A of the Code and that any other Award that does provide for such deferral of compensation shall comply with the requirements of Section 409A of the Code and, accordingly, this Plan shall be so administered and construed.  Further, Paradigm may modify the Plan and any Award to the extent necessary to fulfill this intent.